AGREEMENT OF LEASE

                                     between

                          866 U.N. PLAZA ASSOCIATES LLC

                                    Landlord,

                                       and

                                XL GENERATION AG,

                                     Tenant.



                       866 U.N. Plaza, New York, New York
                               New York, New York

      THIS AGREEMENT OF LEASE, made as of the __ day of August, 2005, between 866 U.N. PLAZA ASSOCIATES LLC ("Initial Landlord"), a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019, and XL GENERATION AG ("Initial Tenant"), a Swiss corporation, having an office at Sumpfstrasse 32, Postfach 4158 CH 6300 Zug, Switzerland.


                              W I T N E S S E T H :

      WHEREAS, Initial Landlord wishes to demise and let unto Initial Tenant, and Initial Tenant wishes to hire and take from Initial Landlord, certain premises on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Initial Landlord and Initial Tenant hereby agree as follows:

                                    ARTICLE 1
                DEFINITIONS, DEMISE, PREMISES, TERM, FIXED RENT

      Section 1.1. Definitions. Capitalized terms used herein shall have the respective meanings indicated in Exhibit "A" attached hereto and made a part hereof.

      Section 1.2. Demise. Subject to the terms hereof, Landlord hereby demises and lets to Tenant, and Tenant hereby hires and takes from Landlord, the Premises for the Term.

      Section 1.3. Fixed Rent(1). The annual base rental for the Premises (the "Fixed Rent")(which amount shall include the Electricity Inclusion Factor as of the date hereof) shall be Ninety-Six Thousand Five Hundred Fifty-Two and 00/100 Dollars ($96,552.00) for the period commencing on the Commencement Date and ending on Fixed Expiration Date ($8,046.00 per month) which Tenant shall pay in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set off, offset, abatement or deduction whatsoever (except to the extent otherwise expressly provided herein). Tenant shall pay to Landlord simultaneously with the execution and delivery hereof an amount equal to Eight Thousand Forty-Six and 00/100 Dollars ($8,046.00), which Landlord shall apply against the Fixed Rent first coming due hereunder for the period commencing on the Commencement Date.

      Section 1.4. Partial Months. If the Commencement Date occurs on a day which is not the first day of a calendar month, or if the Expiration Date occurs on a day which is not the last day of a calendar month, then the Fixed Rent payable under this Lease for such month shall be appropriately adjusted so that Tenant pays Fixed Rent only for the portion of such calendar month occurring within the Term.

                                    ARTICLE 2
                                   ESCALATION

      Section 2.1. Certain Definitional Matters.

            (A) "Wage Rate" shall mean an amount equal to the minimum regular wage computed on an hourly basis required to be paid annually to Porters pursuant to a collective bargaining agreement negotiated by R.A.B. with Local 32B, it being understood that:

            (i) the Wage Rate shall exclude sums paid to or for the account of Porters as fringe benefits,

            (ii) the Wage Rate shall be computed by dividing the total amount required to be paid as minimum regular wages to the employee, annually, by the number of hours (including mandatory or customary overtime) that the employee is actually or customarily required to work annually if the employee takes all of the paid time off to which he or she may be entitled (including, but not limited to, time for vacations, holidays, sick days, birthdays, medical check-ups, relief time and jury duty),

            (iii) if length of service is a factor in determining any element of the Wage Rate, it shall be conclusively presumed that all employees have had five years' service,

            (iv) the calculation of sums paid for workers' compensation shall be based upon the annual rates for cleaners published by the New York State Workers' Compensation Rating Board,

            (v) jury duty shall be calculated on the basis of an average of three days per year,

            (vi) if any such agreement is not entered into or if R.A.B. ceases to bargain collectively, then the Wage Rate shall be an amount equal to the minimum wage rate computed on an hourly basis required to be paid annually, to Porters engaged in the maintenance and operation of the Building and payable by either Landlord or the contractor furnishing such services, and

            (vii) if, by reason of any Requirement, an increase in the Wage Rate is reduced or does not take effect, or increases in the Wage Rate are limited or prohibited, then for the period covered by such Requirement, the applicable increase in the Wage Rate for purposes hereof shall be the maximum increase or increases in the Wage Rate permitted during such period, and, upon the expiration thereof, Tenant shall pay to Landlord, on demand, to the extent permitted by applicable Requirements, the amount by which the aggregate Porters Wage Payments applicable to such period exceed the aggregate Porters Wage Payments paid for such period by Tenant pursuant to such Requirement, together with interest thereon at the lesser of (i) the Base Rate, and (ii) the maximum rate permitted by law.

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

            (B) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, a) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, b) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and c) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building) without taking into account (x) any discount that Landlord may receive by virtue of any early payment of Taxes, or (y) any Excluded Amounts; provided, however, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year.

      Section 2.2. Tax Payment.

            (A) Subject to the provisions of this Section 2.2, Tenant shall pay to Landlord, on the first day of the calendar month following the calendar month during which Landlord gives the initial Tax Statement to Tenant, and on the first day of each succeeding calendar month during the Term (until Landlord gives Tenant an additional Tax Statement pursuant to Section 2.2(B) hereof), an amount equal to the quotient obtained by dividing (x) the Tax Payment for the Tax Year covered by such Tax Statement, by (y) twelve (12) (the "Initial Monthly Tax Amount"). If Landlord gives the initial Tax Statement to Tenant after the first day of the Tax Year covered thereby, then Tenant, on the first day of the following calendar month, shall also pay to Landlord an amount equal to the product obtained by multiplying d) the Initial Monthly Tax Amount, by e) the number of calendar months which have elapsed since the beginning of such Tax Year.

            (B) Landlord shall give additional Tax Statements to Tenant from time to time in respect of each Tax Year from and after the Tax Year covered by the initial Tax Statement given to Tenant. Subject to the provisions of this
Section 2.2, Tenant shall pay to Landlord, on the first day of the calendar month immediately following the calendar month during which Landlord gives to Tenant such additional Tax Statement, and on the first day of each succeeding calendar month during the Term (until Landlord gives Tenant an additional Tax Statement pursuant to this Section 2.2(B)), an amount equal to the quotient obtained by dividing (x) the Tax Payment for the Tax Year covered by such additional Tax Statement, by (y) twelve (the "Subsequent Monthly Tax Amount"). If the Subsequent Monthly Tax Amount exceeds the Initial Monthly Tax Amount, or the Subsequent Monthly Tax Amount calculated using the previous Tax Statement most recently given to Tenant, as the case may be (the amount of any such excess being referred to herein as a "Monthly Tax Deficiency"), then, on the first day of the calendar month immediately following the calendar month during which Landlord gives to Tenant such additional Tax Statement, Tenant shall also pay to Landlord an amount equal to the product obtained by multiplying a) the Monthly Tax Deficiency, by b) the number of calendar months which have elapsed since the beginning of the Tax Year covered by such additional Tax Statement. If the Initial Monthly Tax Amount, or the Subsequent Monthly Tax Amount calculated using the previous Tax Statement most recently given to Tenant, as the case may be, exceeds the Subsequent Monthly Tax Amount (the amount of any such excess being referred to herein as a "Monthly Tax Surplus"), then Tenant shall be entitled to a credit to apply against the Rental thereafter coming due in an aggregate amount equal to the product obtained by multiplying (i) the Monthly Tax Surplus, by (ii) the number of calendar months which have elapsed since the beginning of the Tax Year covered by such additional Tax Statement; provided, however, that if at the expiration or earlier termination of the Term, any such credit remains unused, then Landlord shall make payment thereof to Tenant (net of any amounts owing by Tenant to Landlord in connection with any termination of the Term).

            (C) Tenant shall make the Tax Payment regardless of whether Tenant is exempt from the payment of Taxes for any reason, including, without limitation, Tenant's diplomatic status.

      Section 2.3. Tax Reduction Proceedings.

            (A) If, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been used in computing the Taxes for a Tax Year is reduced and, as a result thereof, a refund of Taxes is received by or on behalf of Landlord, then, on or prior to the twentieth (20th) day after the date when such refund is made, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 2.1(B) hereof) and setting forth Tenant's share of such refund. Tenant shall be entitled to a credit against the Rental thereafter coming due in an aggregate amount equal to Tenant's share of such refund; provided, however, that (x) Tenant's share of such refund shall in no event exceed the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable, and (y) if at the expiration or earlier termination of the Term, any such credit remains unused, then Landlord shall make payment thereof to Tenant (net of any amounts owing by Tenant to Landlord).

            (B) If, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been used in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise), then a) the Base Taxes shall be retroactively adjusted to reflect such reduction, and b) all retroactive Tax Payments resulting from such retroactive adjustment shall be due and payable on the tenth (10th) day after Landlord gives Tenant an invoice therefor.

      Section 2.4. Porters Wage Payment.

            (A) Subject to the provisions of this Section 2.4, Tenant shall pay to Landlord, on the first day of the calendar month following the calendar month during which Landlord gives to Tenant the initial Porters Wage Statement, and on the first day of each succeeding calendar month during the Term (until Landlord gives Tenant an additional Porters Wage Statement pursuant to Section 2.4(B) hereof), an amount equal to the quotient obtained by dividing (x) the Porters Wage Payment for the Comparison Year covered by such Porters Wage Statement, by
(y) twelve (12) (the "Initial Monthly Porters Wage Amount"). If Landlord gives such Porters Wage Statement to Tenant after the first day of the Comparison Year covered thereby, then Tenant, on the first day of the following calendar month, shall also pay to Landlord an amount equal to the product obtained by multiplying (i) the Initial Monthly Porters Wage Amount, by (ii) the number of calendar months which have elapsed since the beginning of such Comparison Year.

            (B) Landlord shall give Tenant additional Porters Wage Statements from time to time in respect of each Comparison Year from and after the Comparison Year covered by the initial Porters Wage Statement given to Tenant. Subject to the provisions of this Section 2.4, Tenant shall pay to Landlord, on the first day of the calendar month immediately following the calendar month during which Landlord gives to Tenant an additional Porters Wage Statement (after having given the initial Porters Wage Statement to Tenant, as aforesaid), and on the first day of each succeeding calendar month during the Term (until Landlord gives Tenant an additional Porters Wage Statement pursuant to this
Section 2.4(B)), an amount equal to the quotient obtained by dividing (x) the Porters Wage Payment for the Comparison Year covered by such Porters Wage Statement, by (y) twelve (12) (the "Subsequent Monthly Porters Wage Amount"). If the Subsequent Monthly Porters Wage Amount exceeds the Initial Monthly Porters Wage Amount, or the Subsequent Monthly Porters Wage Amount calculated using the previous Porters Wage Statement most recently given to Tenant, as the case may be (the amount of any such excess being referred to herein as a "Monthly Porters Wage Deficiency"), then, on the first day of the calendar month immediately following the calendar month during which Landlord gives to Tenant such additional Porters Wage Statement, Tenant shall also pay to Landlord an amount equal to the product obtained by multiplying (i) the Monthly Porters Wage Deficiency, by (ii) the number of calendar months which have elapsed since the beginning of the Comparison Year covered by such additional Porters Wage Statement. If the Initial Monthly Porters Wage Amount, or the Subsequent Monthly Porters Wage Amount calculated using the previous Porters Wage Statement most recently given to Tenant, as the case may be, exceeds the Subsequent Monthly Porters Wage Amount (the amount of any such excess being referred to herein as a "Monthly Porters Wage Surplus"), then Tenant shall be entitled to a credit to apply against the Rental thereafter coming due in an aggregate amount equal to the product obtained by multiplying (i) the Monthly Porters Wage Surplus, by
(ii) the number of calendar months which have elapsed since the beginning of the Comparison Year covered by such additional Porters Wage Statement; provided, however, that if at the expiration or earlier termination of the Term, any such credit remains unused, then Landlord shall make payment thereof to Tenant (net of any amounts owing by Tenant to Landlord).

      Section 2.5. Building Energy. (A) Subject to the provisions of this
Section 2.5, Tenant shall pay to Landlord, on the first day of the calendar month following the calendar month during which Landlord gives to Tenant the initial Building Energy Statement, and on the first day of each succeeding calendar month during the Term (until Landlord gives Tenant an additional Building Energy Statement pursuant to Section 2.5(B) hereof), an amount equal to the quotient obtained by dividing (x) the Building Energy Payment for the Energy Year covered by such Building Energy Statement, by (y) twelve (12) (the "Initial Monthly Building Energy Amount"). If Landlord gives such Building Energy Statement to Tenant after the first day of the Energy Year covered thereby, then Tenant, on the first day of the following calendar month, shall also pay to Landlord an amount equal to the product obtained by multiplying (i) the Initial Monthly Building Energy Amount, by (ii) the number of calendar months which have elapsed since the beginning of such Energy Year.

            (B) Landlord shall give Tenant Annual Building Energy Statements from time to time in respect of each Energy Year from and after the Energy Year covered by the initial Building Energy Statement given to Tenant. Subject to the provisions of this Section 2.5, Tenant shall pay to Landlord, on the first day of the calendar month immediately following the calendar month during which Landlord gives to Tenant an additional Building Energy Statement (after having given the initial Building Energy Statement to Tenant, as aforesaid), and on the first day of each succeeding calendar month during the Term (until Landlord gives Tenant an additional Building Energy Statement pursuant to this Section 2.5(B)), an amount equal to the quotient obtained by dividing (x) the Building Energy Payment for the Energy Year covered by such Building Energy Statement, by
(y) twelve (12) (the "Subsequent Monthly Building Energy Amount"). If the Subsequent Monthly Building Energy Amount exceeds the Initial Monthly Building Energy Amount, or the Subsequent Monthly Building Energy Amount calculated using the previous Building Energy Statement most recently given to Tenant, as the case may be (the amount of any such excess being referred to herein as a "Monthly Building Energy Deficiency"), then, on the first day of the calendar month immediately following the calendar month during which Landlord gives to Tenant such additional Building Energy Statement, Tenant shall also pay to Landlord an amount equal to the product obtained by multiplying (i) the Monthly Building Energy Deficiency, by (ii) the number of calendar months which have elapsed since the beginning of the Energy Year covered by such additional Building Energy Statement. If the Initial Monthly Building Energy Amount, or the Subsequent Monthly Building Energy Amount calculated using the previous Building Energy Statement most recently given to Tenant, as the case may be, exceeds the Subsequent Monthly Building Energy Amount (the amount of any such excess being referred to herein as a "Monthly Building Energy Surplus"), then Tenant shall be entitled to a credit to apply against the Rental thereafter coming due in an aggregate amount equal to the product obtained by multiplying (i) the Monthly Building Energy Surplus, by (ii) the number of calendar months which have elapsed since the beginning of the Energy Year covered by such additional Building Energy Statement; provided, however, that if at the expiration or earlier termination of the Term, any such credit remains unused, then Landlord shall make payment thereof to Tenant (net of any amounts owing by Tenant to Landlord).

            (C) The cost of any item which was included in Building Energy Costs for the Base Energy Year and which is no longer being incurred by Landlord by reason of the installation of an energy saving device shall be deleted from Building Energy Costs for the Base Energy Year in connection with the calculation of the Building Energy Payment for all Energy Years from and after the Energy Year in which such installation occurs.


                                    ARTICLE 3
                                USE AND OCCUPANCY

      Section 3.1. Permitted Use. Subject to Section 3.2 hereof, Tenant shall use and occupy the Premises only as general and executive offices for purposes incidental thereto.

      Section 3.2. Limitations. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except to the extent incidental to Tenant's own business being conducted in the Premises, (2) for any enterprise which conducts business in the Premises with the general public on an off-the-street retail basis, (3) by any Governmental Authority or any other Person having sovereign or diplomatic immunity, (4) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant to be employed at the Premises), (5) as a health care facility, (6) as a television or radio studio, or (7) as a kitchen, cafeteria or restaurant, except that Tenant, subject to Article 4 hereof, may install a unit in the Premises to warm food and prepare light meals solely for Tenant's officers, employees and guests.

      Section 3.3. Advertising. Tenant shall not use a picture, photograph or drawing of the Building (or a silhouette thereof) in Tenant's letterhead or promotional materials without Landlord's prior approval.

                                    ARTICLE 4
                                   ALTERATIONS

      Section 4.1. General. Tenant shall not make any Alterations without Landlord's prior consent. Landlord shall not unreasonably withhold or delay its consent to Tenant's proposed Alterations, provided that such Alterations (i) are not visible, at street level, from the outside of the Building, (ii) do not require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Real Property other than the Premises, (iii) do not affect any Building Systems, (iv) do not affect the validity of the certificate of occupancy for the Building or any part thereof, and (v) do not constitute Alterations to the structural components of the Building (any Alterations which satisfy the requirements described in clauses (i) through (v) above being referred to herein as "Qualified Alterations").


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

      Section 4.2. Procedure for Alterations. Tenant, before making any Alterations (other than Decorative Alterations), shall submit to Landlord detailed plans and specifications therefor (including layout, architectural, mechanical and structural drawings). Landlord shall include with any disapproval of Tenant's aforesaid plans and specifications a statement of the reasons for such disapproval. Landlord shall have the right to (a) disapprove any plans and specifications in part, (b) reserve approval of items shown thereon pending Landlord's review and approval of other plans and specifications, or (c) condition Landlord's approval on Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans or specifications or any preparation or design of any plans by any architect or engineer designated by Landlord for any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever with respect thereto.

      Section 4.3. Permits and Insurance for Alterations. Tenant, at Tenant's expense, shall obtain all permits, approvals and certificates required by any Governmental Authorities in connection with each Alteration. Tenant, at Tenant's expense, shall also furnish to Landlord, in connection with each Alteration, duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including property damage coverage), in either case in such form, with such companies, for such periods and in such amounts (not to exceed Five Million Dollars ($5,000,000) with respect to general contractors and One Million Dollars ($1,000,000) with respect to subcontractors) as Landlord may reasonably approve, naming Landlord, any Lessor and any Mortgagee as additional insureds (it being agreed that Tenant, in lieu of providing Landlord with such insurance policies, may deliver to Landlord certificates thereof in form and substance reasonably acceptable to Landlord). Upon completion of each Alteration, Tenant, at Tenant's expense, shall obtain for each Alteration any certificates of final approval required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications for such Alterations. Upon the request of Tenant, Landlord shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration and shall otherwise cooperate with Tenant in connection with such applications, provided that (x) Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys' fees and disbursements, or suffer any liability, in connection therewith, and (y) the applicable Requirement requires Landlord to join in such application. Tenant shall engage a Person designated reasonably by Landlord to act as Tenant's expeditor for purposes of obtaining such permits, approvals or certificates.

      Section 4.4. Financial Integrity. Tenant shall not permit any materials or equipment to be incorporated in the Premises in connection with any Alterations to be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. Tenant shall not make any Alteration at a cost for labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor) in excess of Fifty Thousand Dollars ($50,000), either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, prior to Tenant's delivering to Landlord a performance bond and labor and materials payment bond (issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount equal to such estimated cost.

      Section 4.5. Effect on Building. If, as a result of any Alterations performed by Tenant, any alterations, installations, improvements, additions or other physical changes are then required to be made to any portion of the Building or the Real Property other than the Premises in order to comply with any Requirements, which alterations, installations, improvements, additions or other physical changes would not otherwise have had to be made pursuant to applicable Requirements at such time, then (x) Landlord may make such alterations, installations, improvements, additions or other physical changes, and (y) Tenant shall pay to Landlord the reasonable costs incurred by Landlord in performing such alterations, installations, improvements, additions or other physical changes, not later than the tenth (10th) day after the date when Landlord gives to Tenant Landlord's statement therefor. In addition, Tenant, within five (5) days after demand by Landlord, shall provide Landlord with such security as Landlord may reasonably require, in an amount equal to the reasonable cost of such alterations, installations, improvements, additions or other physical changes, as reasonably estimated by Landlord's architect, engineer or contractor.

      Section 4.6. Time for Performance of Alterations; Rules. Tenant shall not perform Alterations during the hours of 8:00 A.M. to 6:00 P.M. on Business Days to the extent such work interferes with or interrupts the Operation of the Property. Tenant, in connection with Tenant's performance of Alterations, shall comply with reasonable rules adopted by Landlord from time to time to minimize the impact of the performance of Alterations on the Operation of the Property and other tenants' use of the Building.

      Section 4.7. Removal of Alterations and Tenant's Property. On or prior to the Expiration Date, Tenant, at Tenant's sole cost and expense, shall remove Tenant's Property from the Premises. Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal. Landlord may require Tenant to remove any Specialty Alterations, and to repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal, by giving notice thereof to Tenant not later than the thirtieth (30th) day before the Fixed Expiration Date, or, if the Expiration Date is not the Fixed Expiration Date, the thirtieth (30th) day after the Expiration Date. Tenant shall perform any work required by this Section 4.7 in accordance with the provisions of this Article 4. The provisions of this Section 4.7 shall survive the expiration or earlier termination of the Term.

      Section 4.8. Contractors; Architectural Supervision. Tenant shall perform Alterations using contractors, subcontractors or mechanics designated by Landlord. If any such Alteration affects a Building System, then the Alteration shall be designed, at Tenant's expense, by Landlord's engineer for the relevant Building System. All Alterations requiring the consent of Landlord shall be performed only under the supervision of an independent licensed architect approved by Landlord, which approval Landlord shall not unreasonably withhold or delay.

      Section 4.9. Mechanics' Liens. Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days after Tenant receives notice thereof, at Tenant's expense, by payment, filing the bond required by law, or making a deposit into a court of competent jurisdiction as provided by applicable law.

      Section 4.10. Labor Conflicts. Tenant, at any time prior to or during the Term, shall not directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises if such employment interferes or causes any conflict with other contractors, mechanics or laborers engaged in the Operation of the Property.

      Section 4.11. Landlord's Expenses. Tenant shall pay to Landlord, from time to time, the reasonable out-of-pocket costs incurred by Landlord in connection with Alterations (including, without limitation, the reasonable out-of-pocket costs incurred by Landlord or a Mortgagee or Lessor in reviewing Tenant's plans and specifications for a proposed Alteration for which Landlord's consent is required hereunder) and a reasonable charge for Landlord's oversight of the applicable Alteration (it being understood that Landlord shall not have any liability to Tenant or any third party for such oversight).

                                    ARTICLE 5
                                     REPAIRS

      Section 5.1. Landlord's Repairs. Subject to Article 10 and Article 11 hereof, Landlord shall operate, maintain and make all necessary repairs or replacements to (i) the part of the Building Systems which provide service to the Premises (but not to the distribution portions of such Building Systems located within the Premises), and (ii) the exterior and foundations of the Building and the public portions of the Building, both exterior and interior, in either case in conformance with standards applicable to first-class office buildings in Manhattan.

      Section 5.2. Tenant's Repairs. Subject to Article 10 and Article 11 hereof, Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein, and the distribution portions of the Building Systems located within the Premises, and shall make all nonstructural repairs or replacements thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear and obsolescence. Tenant shall perform any repairs required to be performed by Tenant pursuant to this Article 5 in accordance with the provisions of Article 4 hereof. If Tenant fails after twenty (20) days' prior notice (or such shorter period as may be required due to an emergency) to proceed with due diligence to make repairs required to be made by Tenant, then Landlord may make such repairs, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be forthwith paid to Landlord as additional rent not later than the tenth (10th) day after Landlord gives Tenant an invoice therefor. Tenant shall give Landlord prompt notice of any defective condition in the Building or in any Building System located in, servicing or passing through the Premises.

      Section 5.3. Limitations. Notwithstanding the provisions of Section 5.1 hereof and Section 5.2 hereof, (x) all damage or injury to the Premises or to any other part of the Building and Building Systems, whether requiring structural or nonstructural repairs, to the extent caused by or resulting from negligence or wilful misconduct of Tenant, or Alterations made by Tenant, shall be repaired, at Tenant's sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or by Landlord (if the required repairs are structural in nature or affect any Building System), and (y) all damage or injury to the Premises, whether requiring structural or nonstructural repairs, to the extent caused by or resulting from negligence or wilful misconduct of Landlord, or repairs or replacements made by Landlord, shall be repaired, at Landlord's sole cost and expense, by Landlord to the reasonable satisfaction of Tenant; provided, however, that nothing contained in this Section 5.3 limits the provisions of Section 9.3 hereof.

      Section 5.4. Landlord's Obligation to Minimize Interference. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs or replacements pursuant to this
Article 5; provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or premium pay rates or to incur any other overtime costs or expenses whatsoever. The validity of this Lease, and Tenant's obligation to pay Rental hereunder, shall not be affected by any Requirement or repair or other work undertaken by or on behalf of Landlord that in either case requires the closing, darkening or bricking-up of any windows in the Premises.

                                    ARTICLE 6
                               REQUIREMENTS OF LAW

      Section 6.1. Tenant's Obligation to Comply with Requirements. Subject to
Section 6.3 hereof, Tenant, at Tenant's expense, shall comply with all Requirements applicable to Tenant and the Premises, except that Tenant shall not be required to perform Alterations to comply with Requirements unless such Alterations are required by reason of (x) the specific manner and nature of the use of the Premises by Tenant ("Tenant's Specific Use"), or (y) Alterations. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard "all-risk" insurance policy. If, by reason of Tenant's Specific Use or Alterations, the fire insurance rate for the Building is higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for the amount of such excess. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building. Tenant shall not place a load upon any floor of the Premises which exceeds the live load permitted by the certificate of occupancy for the Premises. Tenant shall not permit any of the windows of the Premises to be cleaned in violation of any Requirement, including, without limitation,
Section 202 of the Labor Law of the State of New York.

      Section 6.2. Landlord's Obligation to Comply with Requirements. Landlord, at its sole cost and expense, shall comply with (or cause compliance with) all Requirements applicable to the Premises, the Building and the Building Systems other than those Requirements with which Tenant is required to comply, to the extent non-compliance therewith interferes with Tenant's use and occupancy of the Premises. Subject to Articles 10 and 11 hereof, Landlord covenants that from and after the Commencement Date, a temporary or permanent certificate of occupancy covering the Premises shall be in force permitting the Premises to be used as offices, provided, however, that (i) nothing contained herein constitutes Landlord's covenant, representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner, as opposed to mere "office" use, and (ii) Landlord shall have no liability to Tenant under this Section 6.2 to the extent such certificate is not in force by reason of Tenant's default hereunder or Alterations.

      Section 6.3. Tenant's Right to Contest Requirements. Subject to the provisions of this Section 6.3, Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith the legality or applicability of any Requirement affecting the Premises (any such proceedings instituted by Tenant being referred to herein as a "Compliance Challenge"). Tenant shall not institute any Compliance Challenge if, by reason of such non-compliance or by reason of such Compliance Challenge, the Real Property or any part thereof is subject to being condemned or vacated, or the certificate of occupancy for the Premises or the Building is subject to being suspended or any Landlord Indemnitee is subject to criminal prosecution therefor. If any Landlord Indemnitee may be subject to any civil fines or penalties, or if any Landlord Indemnitee may be liable to any independent third party, in either case as a result of such noncompliance or such Compliance Challenge, then, prior to instituting such Compliance Challenge, Tenant shall furnish to Landlord a bond of a surety company reasonably satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to one hundred twenty percent (120%) of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (C) the amount of such liability to independent third parties (as reasonably estimated by Landlord). If Tenant initiates any such Compliance Challenge, then Tenant shall keep Landlord regularly advised as to the status thereof.

      Section 6.4. Rent Control. If at the commencement of this Lease, or at any time or times during the Term, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, then Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                                    ARTICLE 7
                                  SUBORDINATION

      Section 7.1. Subordination and Non- Disturbance. This Lease shall be subject and subordinate to each Superior Lease and to each Mortgage.

      Section 7.2. Attornment. If at any time prior to the expiration of the Term, any Superior Lease terminates or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease, then Tenant, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, shall attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not be:

            (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

            (2) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord), or

            (3) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

            (4) bound by any obligation to make any payment to or on behalf of Tenant, or

            (5) bound by any obligation to perform any work or to make improvements to the Premises, except for (i) repairs and maintenance pursuant to the provisions of this Lease, the need for which repairs and maintenance first arises or continues after the date when such owner, Lessor, or Mortgagee succeeds to Landlord's interest in the Real Property, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such Lessor or Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such Lessor or Mortgagee, or

            (6) bound by any amendment or modification of this Lease made without the consent of such Mortgagee or Lessor, as the case may be.

The provisions of this Section 7.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of Section 7.1 hereof and this Section 7.2, reasonably satisfactory to any such owner, Lessor or Mortgagee, acknowledging the subordination described in Section 7.1 hereof and such attornment and setting forth the terms and conditions of its tenancy.

      Section 7.3. Tenant's Estoppel Certificate. Tenant, within seven (7) days after Landlord's request from time to time, shall deliver to Landlord a written statement executed by Tenant, in form reasonably satisfactory to Landlord, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord and related to this Lease. Tenant acknowledges that any statement delivered by Tenant pursuant to this Section 7.3 may be relied upon by (x) any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building, (y) any Mortgagee, or (z) any Lessor.

      Section 7.4. Rights to Cure Landlord's Default. If (i) a Mortgage or Superior Lease is in effect, and (ii) Tenant has theretofore received notice thereof and of the address for each Mortgagee or Lessor, then Tenant shall not seek to terminate this Lease by reason of Landlord's default hereunder until the tenth (10th) Business Day after the date when Tenant has given written notice of such default to such Lessors and Mortgagees at such addresses; provided, however, that if, during such ten (10) Business Day period, any such Lessor or Mortgagee either (a) remedies such default, or (b) in respect of any such default by Landlord which can be remedied but cannot with due diligence be remedied during such ten (10) Business Day period, institutes action to remedy such default (and thereafter diligently prosecutes such remedy to completion), then Tenant shall not have the right to terminate this Lease by reason of such default.

      Section 7.5. Zoning Lot. Tenant hereby irrevocably waives any and all rights it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property, including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose. Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request.

                                    ARTICLE 8
                              RULES AND REGULATIONS

      Section 8.1. Adoption; Enforcement. Tenant shall comply with the Rules and Regulations. Nothing in this Lease shall impose upon Landlord any duty to enforce the Rules and Regulations against any other tenant in the Building. If a conflict or inconsistency exists between the Rules and Regulations and the provisions of the remaining portion of this Lease, then the provisions of the remaining portion of this Lease shall control.

                                    ARTICLE 9
                                    INSURANCE

      Section 9.1. Tenant's Insurance. Tenant, at Tenant's sole cost and expense, shall obtain and keep in full force and effect (i) an "all risk" insurance policy for Tenant's Property at the Premises, and (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement (the insurance policy described in this clause (ii) being referred to herein as the "Liability Policy"). Such policies shall name Tenant as the insured. Landlord, Landlord's managing agent, and any Lessors and any Mortgagees (whose names have been furnished to Tenant) shall be named as additional insureds on such policies, as their respective interests may appear. The Liability Policy shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained, and (b) the policy shall be non-cancelable with respect to Landlord, Landlord's managing agent, and such Lessors and Mortgagees unless written notice has been given to Landlord, which notice shall contain the policy number and the names of the insured and additional insureds, at least thirty (30) days prior to the effective date of any such cancellation for any reason other than the non-payment of premium, or at least ten (10) days prior to the effective date of any such cancellation by reason of non-payment of premium. If (i) any insurance obtained by Tenant covers Alterations, and (ii) this Lease does not terminate after the occurrence of a fire or other casualty, then (a) Tenant, promptly after the occurrence of such fire or other casualty, shall make an appropriate claim against its insurer in respect thereof, (b) Tenant shall not settle, adjust or compromise any such claim without Landlord's prior approval, which approval Landlord shall not unreasonably withhold or delay, and (c) Tenant shall pay to Landlord any amounts recovered from Tenant's insurer for damage to such Alterations caused by such fire or other casualty, promptly after Tenant's receipt thereof from such insurer (it being agreed, however, that Landlord's obligation to restore such Alterations to the extent otherwise provided herein shall be unaffected by the inadequacy of such insurance to cover the cost of such restoration). Tenant shall deliver promptly to Landlord a copy of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under any policy of insurance described in this Section 9.1. The minimum amounts of liability under the Liability Policy shall be a combined single limit with respect to each occurrence in an amount of Five Million Dollars ($5,000,000) for injury (or death) to persons and damage to property, which amount may be increased from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of first-class buildings in Manhattan from tenants leasing space similar in size, nature and location to the Premises. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there is none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "XIII".

      Section 9.2. Landlord's Insurance. Landlord, at Landlord's expense (but subject to recoupment pursuant to Article 2 hereof), shall obtain and keep in full force and effect (x) insurance against loss or damage by fire and other casualty to the Building, including Alterations, as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or in such lesser amount as will avoid co-insurance (including an "agreed amount" endorsement), and (y) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement, in such amounts as reasonably determined by Landlord from time to time. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to insure any Alterations unless Tenant has notified Landlord of the completion of such Alterations and of the cost thereof, and shall have maintained adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

      Section 9.3. Waiver of Subrogation. Subject to the provisions of this
Section 9.3, Landlord and Tenant shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurer waives subrogation, or consents to a waiver of right of recovery. Landlord and Tenant, having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, shall not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, then each party shall advise the other of the amount of any such additional premium and such other party may, but shall not be obligated to, pay such additional premium. If such other party does not elect to pay such additional premium, then the first party shall not be required to obtain such waiver of subrogation provision. If either party is unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), then each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay such additional premium. If such other party does not elect to pay such additional premium or if it is not possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party shall not have the obligation to name the other party as an additional insured.

      Section 9.4. Evidence of Insurance. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 9.3 hereof. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

                                   ARTICLE 10
                                    CASUALTY

      Section 10.1. Landlord's Obligation to Restore. Tenant shall notify Landlord promptly of any fire or other casualty in the Premises. If the Premises (including Alterations that Tenant has theretofore completed in accordance with Article 4 hereof) are damaged by fire or other casualty, then, subject to the provisions of this Article 10, Landlord shall diligently repair the damage, with such modifications required to comply with Requirements, to substantially the condition which existed immediately prior to such fire or other casualty (it being agreed that Landlord shall have no liability to Tenant for Landlord's failure to commence any such repair to the extent Tenant fails to give such notice to Landlord of such fire or other casualty). Until such repairs which are required to be performed by Landlord are Substantially Completed, the Fixed Rent and the Escalation Rent shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises immediately prior to such casualty. Landlord shall have no obligation to repair any damage to, or to replace, any Tenant's Property. Landlord shall not be obligated to repair any damage to, or to replace, any Alterations if Landlord's insurer fails to make insurance proceeds available to Landlord to cover the cost of repairing such Alterations (excluding Landlord's deductible) by reason of the failure of Tenant to have notified Landlord of the completion of such Alterations and the cost thereof or to have maintained adequate records with respect to such Alterations. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section 10.1. If the Premises (including any Alterations) are damaged by fire or other casualty at any time prior to the completion of the Initial Alterations, then Landlord's obligation to repair the Premises (and any Alterations) shall be limited to (x) the part of the Building Systems serving the Premises on the Commencement Date, but not the distribution portions of such Building Systems located within the Premises, (y) the floor and ceiling slabs of the Premises, and (z) the exterior walls of the Premises, all to substantially be the same condition which existed on the Commencement Date, in each case with any modifications required to comply with Requirements.

      Section 10.2. Landlord's Termination Right. If (x) the Building is damaged by fire or other casualty, and (y) Landlord determines that substantial alteration, demolition, or reconstruction of the Building is required (regardless of whether the Premises have been damaged or rendered untenantable), then Landlord may terminate this Lease by giving Tenant notice thereof on or prior to the ninetieth (90th) day following such damage. If Landlord elects to terminate this Lease, as aforesaid, then the Term shall expire upon a date set by Landlord, but not sooner than the tenth (10th) day after Landlord gives such notice and Tenant, on such date, shall vacate and surrender possession of the Premises to Landlord in accordance with the provisions of Article 19 hereof. Upon the termination of this Lease under the conditions provided in this Section 10.2, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after the termination date shall be refunded by Landlord to Tenant.

      Section 10.3. Termination Rights at End of Term. If the Premises are substantially damaged during the last eighteen (18) months of the Term, then Landlord may elect by notice, given to Tenant within forty- five (45) days after the occurrence of such damage, to terminate this Lease. If Landlord makes such election, then the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Landlord, and, accordingly, Tenant, on or prior to such date, shall vacate and surrender possession of the Premises to Landlord in accordance with the provisions of Article 19 hereof. The Premises shall be deemed to be substantially damaged for purposes of this Section 10.3 if (i) a fire or other casualty precludes Tenant from using more than fifty percent (50%) of the Premises for the conduct of business, and (ii) Tenant's inability to use the Premises (or the applicable portion thereof) is reasonably expected to continue until at least the earlier to occur of (a) the Fixed Expiration Date, and (b) the ninetieth (90th) day after the date when such fire or other casualty occurs.

      Section 10.4. No Other Termination Rights. Tenant shall have no options to cancel this Lease by virtue of a fire or other casualty except to the extent specifically set forth herein. This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

                                   ARTICLE 11
                                 EMINENT DOMAIN

      Section 11.1. Effect of Condemnation. Subject to Section 11.3 hereof, if the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, then this Lease and the Term shall end as of the date of the vesting of title. If only a part of the Real Property and not the entire Premises is so acquired or condemned, then (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect, but, (x) if a part of the Premises is included in the part of the Real Property so acquired or condemned, then, from and after the date of the vesting of title, the Fixed Rent and the Space Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (y) the Porters Wage Factor shall be redetermined as the number of square feet of rentable area of the Premises remaining after such acquisition or condemnation; and (z) Tenant's Tax Share shall be redetermined based upon the proportion which the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation; (2) if at least twenty-five percent (25%) of the rentable area of the Building is affected thereby, then Landlord may give to Tenant, within sixty (60) days following the date when Landlord receives notice of vesting of title, a notice of termination of this Lease; and (3) if the part of the Real Property so acquired or condemned contains more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, then Tenant shall have the right to terminate this Lease by giving notice thereof to Landlord on or prior to the sixtieth (60th) day after the date when Tenant receives notice of vesting of title. If Landlord or Tenant gives any such notice to terminate this Lease, then this Lease and the Term shall come to an end and expire upon the thirtieth (30th) day after the date when such notice is given. If a part of the Premises is so acquired or condemned and this Lease and the Term is not terminated pursuant to the foregoing provisions of this
Section 11.1, then Landlord, at Landlord's expense, shall restore the part of the Premises not so acquired or condemned to a self- contained rental unit inclusive of Alterations, except that if such acquisition or condemnation occurs prior to completion of the Initial Alterations, Landlord shall only be required to restore that part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of Alterations. Upon the termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

      Section 11.2. Condemnation Award. Subject to Section 11.3 hereof, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation of all or any part of the Real Property. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses, provided that such proceeding do not result in a reduction in Landlord's award.

      Section 11.3. Temporary Taking. If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, then the Term shall not be reduced or affected in any way and, accordingly, Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement. Tenant shall be entitled to receive for itself any award or payments for such use; provided, however, that if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned equitably between Landlord and Tenant. Tenant, at Tenant's sole cost and expense, shall make Alterations to restore the Premises to the condition existing prior to any such temporary acquisition or condemnation.

                                   ARTICLE 12
                       ASSIGNMENT, SUBLETTING, MORTGAGING

      Section 12.1. General Limitation. Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law or otherwise), or mortgage or encumber its interest in this Lease, in either case in whole or in part, (b) sublet, or permit the subletting of, the Premises or any part thereof, or (c) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any Person other than Tenant. Either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant or of any entity which holds an interest in Tenant through one or more intermediaries (if Tenant or such entity is a corporation or trust) or a transfer of a majority of the total interest in Tenant or of any entity which holds an interest in Tenant through one or more intermediaries (if Tenant or such entity is a partnership or other entity) at any one time or over a period of time through a series of transfers, directly or indirectly, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12; provided, however, that the transfer or issuance of shares of Tenant or of any entity which holds an interest in Tenant through one or more intermediaries (if Tenant or such entity is a corporation or trust) for purposes of this Section 12.1 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

      Section 12.2. Landlord's Expenses. Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that Landlord incurs or a reasonable charge in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any portion thereof, including, without limitation, reasonable attorneys' fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee.

      Section 12.3. No Release. Neither an assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any Person other than Tenant, nor any collection of Rental by Landlord from any Person other than Tenant shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed.

      Section 12.4. Certain Permitted Transfers. Subject to the provisions of this Section 12.4, Tenant, without first obtaining the consent of Landlord (and without Landlord having the rights in respect thereof as provided in Section
12.9 and 12.10 hereof), shall have the right to assign its interest in this Lease (in whole but not in part) (i) to any corporation which is a successor to Tenant either by merger or consolidation, or (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser also assumes substantially all of Tenant's liabilities) (iii) the sale of all or substantially all of the shares or equity interests, or (iv) to an Affiliate of Tenant. Tenant shall not make an assignment of this Lease without Landlord's consent pursuant to this Section 12.4 to any Person if (x) the principal purpose of the transaction comprising such assignment is to transfer the tenant's interest in this Lease, or (y) the assignee has a net worth and annual net income and cash flow, determined in accordance with either generally accepted accounting principles or generally accepted auditing standards, in either case consistently applied, after giving effect to such assignment, less than Tenant's net worth and annual net income and cash flow on the date immediately preceding the effective date of any such assignment. If Tenant makes an assignment of this Lease without Landlord's consent pursuant to this Section 12.4, then Tenant shall deliver to Landlord, on or prior to the fifth (5th) day after the effective date of such assignment, an instrument, in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the assignee, pursuant to which (I) Tenant makes such assignment to such assignee, and (II) such assignee assumes all of the obligations of Tenant arising hereunder from and after the effective date of such assignment. If Tenant makes any such assignment to any Person (other than Tenant's Affiliate), then Tenant shall also submit to Landlord, simultaneously with Tenant's submission of such instrument to Landlord, reasonable evidence to the effect that Tenant has complied with the provisions of clauses (x) and (y) above.

      Section 12.5. Replacement Lease. If, at any time after Initial Tenant herein has assigned Tenant's interest in this Lease, this Lease is disaffirmed or rejected in connection with the occurrence of an Insolvency Event, or is terminated by reason of the occurrence of an Event of Default, then any prior Tenant, including, without limitation, Initial Tenant, upon request of Landlord, shall (1) pay to Landlord all Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as "tenant", enter into a new lease with Landlord for the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Fixed Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence.

      Section 12.6. Certain Rights to Sublease.

            (A) Subject to Section 12.10 hereof, Landlord shall not unreasonably withhold or delay its consent to any subletting of the Premises, provided that:

            (1) the Premises have not been listed or otherswise publicly advertised at a rental rate less than the greater of (x) the prevailing rental rate set by Landlord for comparable space in the Building or, if there is no comparable space, the prevailing rental rate reasonably determined by Landlord, and (y) the Rental due hereunder;

            (2) no Event of Default has occurred and is continuing;

            (3) the proposed subtenant has a financial standing (taking into consideration the obligations of the proposed subtenant under the sublease) reasonably satisfactory to Landlord, and be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

            (4) the proposed subtenant (or any Affiliate of the proposed subtenant) is neither a tenant or subtenant of any space in the Building, nor a Person with whom Landlord is engaged in bona fide negotiations regarding the leasing or subleasing of space in the Building;

            (5) the subletting is not for a term of less than two (2) years unless it commences less than two (2) years before the Fixed Expiration Date;

            (6) the subletting is not for less than the entire Premise;

            (7) Tenant and the subtenant execute and deliver an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which Landlord grants Landlord's consent to such sublease on terms which are consistent with the provisions hereof; and

            (8) such sublease expressly provides that in the event of termination, re-entry or dispossess of Tenant by Landlord under this Lease, then Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

            (i) liable for any act or omission of Tenant under such sublease, or

            (ii) subject to any defense or offsets which such subtenant may have against Tenant, or

            (iii) bound by any previous payment which such subtenant may have made to Tenant of more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord, or

            (iv) bound by any obligation to make any payment to or on behalf of such subtenant, or

            (v) bound by any obligation to perform any work or to make improvements to the Premises, or portion thereof demised by such sublease, or

            (vi) bound by any amendment or modification of such sublease made without its consent, or

            (vii) bound to return such subtenant's security deposit, if any, until such deposit has come into Landlord's actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease.

            (B) Tenant hereby agrees that any sublease approved by Landlord shall not be modified without the prior written consent of Landlord, or assigned, encumbered or otherwise transferred, or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance.

            (C) If Tenant seeks to sublease all or any part of the Premises pursuant to this Section 12.6, then, in connection with Tenant's request for Landlord's consent, Tenant shall submit to Landlord a statement containing the following information (the "Sublease Statement"): (a) the name and address of the proposed subtenant, (b) a copy of the proposed sublease, duly executed by Tenant and the proposed subtenant, (c) the nature and character of the business of the proposed subtenant, and (d) any other information that Landlord may reasonably request.

      Section 12.7. Sublease Profit. Tenant shall pay to Landlord from time to time an amount equal to fifty percent (50%) of Sublease Profit promptly after Tenant receives funds that constitute Sublease Profit.

      Section 12.8. Certain Rights to Assign.

            (A) Subject to Section 12.10 hereof, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease in its entirety provided that:

      (1) No Event of Default has occurred and is continuing;

      (2) The proposed assignee (i) has a net worth (determined in accordance with generally accepted accounting principles, or generally accepted auditing standards, in either case consistently applied) equal to or greater than twenty
(20) times the then annual Fixed Rent, and (ii) is of a character, is engaged in a business, and proposes to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

      (3) The proposed assignee (or any Affiliate of the proposed assignee) is neither a tenant or subtenant of any space in the Building, nor a person or entity with whom Landlord is engaged in bona fide negotiations regarding the leasing or subleasing of space in the Building; and

      (4) The assignee agrees to assume all of the obligations of Tenant under this Lease from and after the date of the assignment.

            (B) If Tenant seeks to assign this Lease in its entirety pursuant to this Section 12.8, then, in connection with Tenant's request for Landlord's consent, Tenant shall submit to Landlord a statement containing the following information (the "Assignment Statement"): (i) the name and address of the proposed assignee, (ii) the terms and conditions of the proposed assignment, including, without limitation, the consideration payable for such assignment and the value (including cost, overhead and supervision) of any improvements (including any demolition to be performed) to the Premises proposed to be made by Tenant to prepare the Premises for occupancy by such assignee, (iii) the nature and character of the business of the proposed assignee, and (iv) any other information that Landlord may reasonably request.

            (C) If Tenant does not consummate any such assignment of this Lease (for which Landlord has granted Landlord's consent under this Section 12.8) within sixty (60) days after the delivery of the Assignment Statement to Landlord, then Tenant shall not have the right to thereafter consummate such assignment without first again complying with the provisions of this Section 12.8.

            (D) If Tenant assigns this Lease, then Tenant shall deliver promptly to Landlord, (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (y) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee assumes observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed from and after the date thereof.

      Section 12.9. Assignment Profit. Tenant shall pay to Landlord from time to time an amount equal to fifty percent (50%) of Assignment Profit promptly after Tenant receives funds that constitute Assignment Profit.

      Section 12.10. Recapture Rights. (A) Subject to the terms of this Section 12.10, if (x) Tenant proposes to sublease the Premises or (y) Tenant proposes to assign Tenant's interest in this Lease pursuant to Section 12.8 hereof, then Landlord shall have the right to terminate this Lease (the aforesaid option to terminate this Lease being referred to herein as a "Recapture Termination"). In addition, subject to the terms of this Section 12.10, if Tenant proposes to sublease the Premises, Landlord shall also have the right to sublease the Premises from Tenant on the terms set forth in Section 12.10(C) hereof (Landlord's aforesaid option to sublease the Premises or the applicable portion thereof from Tenant being referred to herein as a "Recapture Sublease"). Landlord shall have the right to elect a Recapture Termination or a Recapture Sublease (as the case may be) only by giving notice thereof to Tenant on or prior to the ninetieth (90th) day after the date when Tenant gives to Landlord the Sublease Statement or the Assignment Statement (as the case may be).

            (B) Landlord shall specify in any such notice pursuant to which Landlord elects a Recapture Termination the date when this Lease shall terminate (which shall be no sooner than sixty (60) days, and no more then one hundred eighty (180) days, after the date when Landlord gives such notice to Tenant). If Landlord exercises such right to terminate this Lease, then this Lease, shall expire on the aforesaid termination date designated by Landlord, and accordingly, on or prior to such date, Tenant shall vacate the Premises and deliver possession thereof to Landlord in accordance with the terms hereof that govern Tenant's obligations in respect thereof at the expiration or earlier termination of the Term.

            (C) Subject to the terms of this Section 12.10(C), if Landlord elects a Recapture Sublease pursuant to this Section 12.10, then Tenant shall demise and sublease to Landlord (or Landlord's designee), and Landlord (or Landlord's designee) shall hire and take from Tenant, the Premises or the applicable portion thereof that Tenant proposes to sublease as aforesaid, and for the term set forth in the Sublease Statement, at a rental equal to the lesser of (i) the rental set forth in the Sublease Statement, and (ii) the Rental due hereunder, and otherwise on the same terms set forth in this Lease. If Tenant's proposal to sublease as set forth in the Sublease Statement contemplated that Tenant would provide the proposed subtenant with a work allowance (or work performed by or on behalf of Tenant in lieu thereof or in addition thereto), a free rent period, or other similar inducements or concessions, then Landlord shall have the right to either (x) reduce the rental due from Landlord or Landlord's designee to Tenant by reason of the Recapture Sublease by an equitable amount to reflect that the Recapture Sublease does not require Tenant to provide such inducements or concessions to Landlord, or (y) require Tenant to provide such inducements or concessions to Landlord or Landlord's designee under the Recapture Sublease. Landlord shall have the right to further sublease the Premises (in whole or in part) or assign Landlord's interest under such sublease, in each case without Tenant's approval. Landlord shall have no obligation to make any payments to Tenant on account of any profit derived by Landlord from any such sublease or assignment. Landlord shall have the right to perform or to permit to be performed alterations in the Premises, without Tenant's approval (it being agreed, however, that Tenant shall have no obligation, upon the expiration or earlier termination of the Term, to remove any such alterations performed in the Premises). Landlord shall have no obligation to remove any such alterations upon the expiration or earlier termination of the Recapture Sublease. Landlord (or Landlord's subtenants or assignees) shall have the right to use the Premises (or the applicable portion thereof) under a Recapture Sublease for any lawful purpose. If Landlord elects a Recapture Sublease, then Tenant shall execute and deliver to Landlord (or Landlord's designee), and Landlord shall execute and deliver (or shall cause Landlord's designee to execute and deliver) to Tenant, a sublease prepared by or on behalf of Landlord providing therefor, in accordance with the provisions of this Section 12.10(C), as promptly as reasonably practicable after Landlord elects such Recapture Sublease. Landlord acknowledges that a default by Landlord (or Landlord's designee) under a Recapture Sublease, or the exercise by Landlord or Landlord's designee of its rights under a Recapture Sublease, shall not constitute a default by Tenant hereunder.

      Section 12.11. Notwithstanding any other provision of this Lease, neither Tenant nor any direct or indirect assignee or subtenant of Tenant may enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, occupied or utilized, or which would require the payment of any consideration which would not fall within the definition of "rents from real property", as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 13
                                   ELECTRICITY

      Section 13.1. Service. Subject to the provisions of this Article 13, Landlord shall provide to the electrical closet on the floor of the Building where the Premises are located the electrical capacity that is currently available in such electrical closet (the "Maximum Capacity"). Tenant shall not use any electrical equipment in the Premises which causes Tenant's demand for electricity to exceed the Maximum Capacity. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises (except to the extent such failure or defect results from Landlord's negligence or willful misconduct).

      Section 13.2. Electricity Additional Rent.

            (A) Landlord shall furnish electric current to the Premises in accordance with Section 13.1 hereof on a "rent inclusion" basis, that is, there shall be no separate charge to Tenant for such electric current by way of measuring such electric current on any meter. Landlord, at Landlord's option, may cause a reputable and independent electrical engineer or electrical consulting firm selected by Landlord (such engineer or consulting firm being referred to herein as "Landlord's Engineer"), to make a determination, at any time and from time to time during the Term following the commencement of Tenant's normal business activities in the Premises, of the charges that result from applying the Electric Rate that is then in effect to Tenant's demand for and/or consumption of electric current (and/or any other method of quantifying Tenant's use of or demand for electric current as set forth in the tariff of the Person providing electricity to the Building) (such charges being referred to herein as the "Full Value"). The Fixed Rent shall be increased from time to time to the extent that the Full Value exceeds the sum of (x) Eight Thousand Forty-Six Dollars ($8,046.00), and (y) any increases in Fixed Rent that have theretofore occurred under this Section 13.2(A) or Section 13.2(B) hereof (the sum of the amounts described in clause (x) and clause (y) above being referred to herein as the "Electricity Inclusion Factor").

            (B) If, at any time and from time to time during the Term, the Electric Rate increases over the Base Electric Rate, then the Electricity Inclusion Factor that is then in effect shall be proportionately increased, and accordingly, the Fixed Rent shall be increased by an amount equal to such increase in the Electricity Inclusion Factor.

            (C) Landlord shall give to Tenant a statement (an "Electricity Statement") setting forth Landlord's determination of any increase in the Full Value or any increase in the Electric Rate which results in an increase in the Electricity Inclusion Factor pursuant to the provisions of either Section 13.2(A) hereof or Section 13.2(B) hereof. If the Electricity Statement describes an increase in the Electricity Inclusion Factor pursuant to Section 13.2(A) hereof, then Landlord shall include therewith a copy of the applicable report from Landlord's Engineer. Any such increase in the Electricity Inclusion Factor under Section 13.2(A) hereof or Section 13.2(B) hereof shall be effective as of the date of the applicable increase in the Electric Rate or the applicable increase in Tenant's consumption and/or demand of electric current and shall be retroactive to such dates if necessary. Any such retroactive increase shall be paid by Tenant within ten (10) days after Landlord's demand therefor.

            (D) Each Electricity Statement given by Landlord pursuant to Section 13.2(C) hereof which describes an increase in the Electricity Inclusion Factor by reason of an increase in Tenant's demand and/or consumption of electric current shall be conclusive and binding upon Tenant unless, within thirty (30) days after the date when Landlord gives to Tenant such Electricity Statement, Tenant notifies Landlord that Tenant disputes such Electricity Statement. Tenant, with such notice, shall submit a survey of Tenant's demand and/or consumption of electric current, made at Tenant's sole cost and expense, by a reputable and independent electrical engineer or electrical consulting firm selected by Tenant (such engineer or consulting firm being referred to herein as "Tenant's Engineer"). If Landlord and Tenant are unable to resolve the differences between them within thirty (30) days after receipt by Landlord of a copy of the determination of Tenant's Engineer, then the dispute shall be decided by a third reputable and independent electrical engineer or electrical consulting firm having at least fifteen (15) years of experience in providing professional advice regarding electrical systems in first-class office buildings in midtown Manhattan that are comparable to the Building (the "Third Engineer") on the terms set forth in this Section 13.2. If the parties fail to agree upon the designation of the Third Engineer within forty (40) days after the receipt by Landlord of the determination of Tenant's Engineer, then either party may apply to the American Arbitration Association or any successor thereto for the designation of the Third Engineer (it being understood that the American Arbitration Association or such successor shall be charged solely with the task of designating the Third Engineer in accordance with the standards set forth in this Section 13.2(D)). The Third Engineer shall conduct the hearings that would be required under the rules of the American Arbitration Association (or its successor) for arbitrations being determined by a single arbitrator. The Third Engineer, within thirty (30) days after his or her designation, shall select the determination of either Landlord's Engineer or Tenant's Engineer as the determination that more accurately describes Tenant's consumption of and/or demand for electric current. The Third Engineer's determination shall be conclusive and binding upon the parties whether or not a judgment shall be entered in any court. The Third Engineer shall have no right to change any of the provisions of this Lease or to make any determination except for the aforesaid selection of the determination of either Landlord's Engineer or Tenant's Engineer. The fees of the Third Engineer and the costs of arbitration shall be paid equally by the parties, except that each party shall pay its own counsel fees and expenses, if any, in connection with the arbitration. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the increase in the Electricity Inclusion Factor in accordance with the Electricity Statement, without prejudice to Tenant's position, as herein provided. If the dispute is resolved in Tenant's favor, Landlord, at its option, shall either credit the amount of such overpayment against subsequent monthly installments of Rental due hereunder or pay to Tenant the amount of such overpayment.

            (E) Landlord's failure during the Term to deliver any Electricity Statement to Tenant shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any portion of the increase in the Electricity Inclusion Factor (and therefore the Fixed Rent) which may have become due pursuant to this Article 13 during the Term.

            (F) The term "Electric Rate" shall mean the greater of:

                  (1) the service classification (or other applicable price schedule) pursuant to which Landlord purchases electricity from the Person providing electricity to the Building, and

                  (2) the service classification (or other applicable price schedule) pursuant to which Tenant would purchase electricity if Tenant purchased electricity directly from the Person providing electricity to the Building, with the understanding that the Electric Rate shall be determined after taking into account all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, taxes and other sums payable in respect thereof.

      Section 13.3. Termination of Electric Service. Subject to the terms of this Section 13.5, if Landlord is required by any Requirement or otherwise elects to discontinue furnishing electricity to Tenant, then this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such discontinuance, (i) Landlord shall not be obligated to furnish electricity to Tenant, (ii) Tenant shall not be obligated to pay the Electricity Inclusion Factor, and (iii) the Fixed Rent otherwise due hereunder shall be reduced by an amount equal to the Electricity Inclusion Factor that is then in effect. If Landlord so discontinues furnishing electricity to Tenant, then Tenant shall use diligent efforts to obtain electric energy directly from the utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are available, suitable and safe for such purposes in each case as reasonably determined by Landlord. Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until Tenant is able to obtain electricity directly from the utility.

                                   ARTICLE 14
                               ACCESS TO PREMISES

      Section 14.1. Ducts, Pipes and Conduits. Landlord shall have the right to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises, provided that such pipes, ducts, or conduits are furred at points immediately adjacent to partitioning columns or ceilings and that such pipes, ducts, or conduits do not reduce the usable area of the Premises beyond a de minimis amount.

      Section 14.2. Access. Subject to the provisions of this Section 14.2, Landlord and Landlord's designees including, without limitation, Landlord's engineers, architects and contractors, shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (which notice may be oral), to (i) examine the Premises fro any purpose, including, without limitation, for the purpose of any future renovations, alteration, decorations, installations to the Premises and/or the Building, (ii) show the Premises to prospective purchasers, or prospective or existing Mortgagees or Lessors, (iii) make repairs, alterations, improvements, additions or restorations which are reasonably necessary or desirable in connection with the Operation of the Property (including, without limitation, the repairs described in Section 5.2 hereof and Section 5.3 hereof), or (iv) for the purpose of complying with any Requirements. Landlord may take material into the Premises to the extent required for any work being performed by Landlord in the Premises pursuant to this Section 14.2. Landlord shall not be required to give Tenant prior notice of Landlord's entry into the Premises if an emergency exists. During the twelve
(12) month period prior to the Fixed Expiration Date, Landlord, at reasonable times and on reasonable prior notice (which notice may be oral), may exhibit the Premises to prospective tenants thereof.

      Section 14.3. Keys. Tenant shall give to Landlord a key to the Premises (it being agreed that if Tenant at any time changes the locks in or to the Premises, then Tenant, simultaneously therewith, shall give Landlord a duplicate of the keys thereto).

      Section 14.4. Building Changes. Landlord shall have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided that any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises, or
(b) reduce the rentable area of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as reasonable access thereto through the Premises for the purposes of operation, maintenance, alteration, improvement, replacement, additions and repair. Landlord shall have the right to change the name, number or designation by which the Building is commonly known from time to time.

                                   ARTICLE 15
                                     DEFAULT

      Section 15.1. Events of Default. Each of the following events shall be an "Event of Default" hereunder:


            (A) if Tenant defaults in the payment when due of any installment of Rental and such default continues for five (5) days after notice of such default is given to Tenant; or

            (B) if the Premises become abandoned; or

            (C) if Tenant's interest or any portion thereof in this Lease devolves upon or passes to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

            (D) (1) if a Tenant Party generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

                  (2) if a Tenant Party commences or institutes any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                  (3) if a Tenant Party makes a general assignment for the benefit of creditors; or

                  (4) if any case, proceeding or other action is commenced or instituted against a Tenant Party (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, or (ii) remains undismissed for a period of sixty (60) days; or

                  (5) if any case, proceeding or other action is commenced or instituted against a Tenant Party seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                  (6) if a Tenant Party takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

                  (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of a Tenant Party, which appointment is not vacated or stayed within fifteen (15) Business Days (the events described in this Section 15.1(D) being collectively referred to herein as "Insolvency Events"); or

            (E) if Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed, and Tenant fails to remedy such default within twenty-five (25) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it can be remedied, but cannot with due diligence be completely remedied within said period of twenty-five (25) days, Tenant does not commence within said period of twenty-five (25) days, or does not thereafter diligently prosecute to completion, all steps necessary to remedy such default.

      Section 15.2. Termination. If (i) an Event of Default (other than an Insolvency Event) occurs and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date designated by Landlord in such notice, or (ii) an Insolvency Event occurs, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date specified in such notice, or on the date when the Insolvency Event occurs, as the case may be, were the Fixed Expiration Date, and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided in Articles 16 and 17 hereof.

                                   ARTICLE 16
                              REMEDIES AND DAMAGES

      Section 16.1. Certain Remedies. If there occurs any Event of Default, and this Lease and the Term expires and comes to an end as provided in Article 15 hereof, then:

      (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after the date when this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

      (2) Landlord, at Landlord's option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

      Section 16.2. Certain Waivers. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant has been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re- entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

      Section 16.3. Damages. If this Lease and the Term shall expire and come to an end as provided in Article 15 hereof, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

            (1) Tenant shall pay to Landlord all Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

            (2) Tenant also shall pay to Landlord, as damages, the excess, if any, of (A) the Rental for the period which otherwise would have constituted the unexpired portion of the Term, over (B) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of this
Article 16 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting) (such excess being referred to herein as a "Deficiency"); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

            (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

            (B) If the Premises, or any part thereof, are relet together with other space in the Building, then the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article 16. Tenant shall in no event be entitled to any rents collected or payable under any reletting, regardless of whether such rents exceed the Rental reserved in this Lease. Nothing contained in Article 15 hereof or this Article 16 shall limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 16.3.

                                   ARTICLE 17
                           LANDLORD FEES AND EXPENSES

      Section 17.1. Landlord's Costs After Event of Default. If an Event of Default occurs and is continuing, then Landlord may make any expenditure or incur any obligation for the payment of money, including, without limitation, reasonable attorneys' fees and disbursements, in instituting, prosecuting or defending any action or proceeding relating to such Event of Default, and the cost thereof, with interest thereon at the Applicable Rate, shall be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after Landlord gives Tenant an invoice therefor, and, if the Term has expired or terminated at the time when Landlord makes such expenditures or incurs such obligations, then such amounts shall be recoverable by Landlord as damages (any such amounts recoverable by Landlord under this Section 17.1 being referred to herein as "Landlord's Costs"). The provisions of this Section 17.1 shall survive the expiration or earlier termination of the Term.

      Section 17.2. Interest on Late Payments. If Tenant fails to pay any item of Rental on or prior to the fifth (5th) day after the date when such payment is due, then Tenant shall pay to Landlord, in addition to such item of Rental, as a late charge and as additional rent, an amount equal to interest at the Applicable Rate on the amount unpaid, computed from the date when such payment was due to and including the date of payment. Nothing contained in this Section
17.2 limits Landlord's available rights or remedies after the occurrence of an Event of Default.

                                   ARTICLE 18
                              CONDITION OF PREMISES

      Section 18.1. No Representations. Landlord and Landlord's agents and representatives have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Subject to
Section 5.1 hereof, (i) Tenant shall accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", and (ii) Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy other than to (i) paint the Premises with Building standard paint, and (ii) carpet the Premises with Building standard carpet ("Landlord's Work").

                                   ARTICLE 19
                                    END TERM

      Section 19.2. Condition of Premises at End of Term. On the Expiration Date, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 4 hereof. In addition, on the Expiration Date, Tenant shall deliver to Landlord the keys to (i) the Premises, and (ii) if the Premises do not constitute the entire rentable area on any floor of the Building, the core bathrooms. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 19. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Rental theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date, a sum equal to the greater of (i) two (2) times the aggregate of that portion of the Fixed Rent, Escalation Rent and Rental which was payable under this Lease during the last month of the Term, and (ii) two (2) times the then fair market rental value for the Premises. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article
19. The provisions of this Article 19 shall survive the Expiration Date.

                                   ARTICLE 20
                                 QUIET ENJOYMENT

      Section 20.1. Landlord's Covenant. Landlord covenants that Tenant may peaceably and quietly enjoy the Premises for the Term subject, nevertheless, to the terms and conditions of this Lease.

                                   ARTICLE 21
                                   POSSESSION

      Section 21.1. Extent of Landlord's Liability. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver possession of the Premises to Tenant on the Commencement Date. Landlord's failure to give possession of the Premises to Tenant on the Commencement Date shall not (i) affect the validity of this Lease, (ii) subject to the terms of this Section 21.1, affect the obligations of Tenant hereunder,
(iii) give rise to any claim for damages by Tenant or any claim for rescission of this Lease by Tenant, or (iv) be construed to extend the Term. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

                                   ARTICLE 22
                                    NO WAIVER

      Section 22.1. No Surrender. Tenant acknowledges that Landlord shall be deemed to have accepted a surrender of the Premises only if Landlord executes and delivers to Tenant a written instrument providing therefor.

      Section 22.2. No Waiver by Landlord. Landlord's failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rental or to pursue any other remedy provided in this Lease.

      Section 22.3. No Waiver by Tenant. Tenant's failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease on Landlord's part to be performed, shall not be deemed a waiver of such breach or prevent a subsequent act which would have originally constituted a violation of the provisions of this Lease from having all of the force and effect of an original violation of the provisions of this Lease. The payment by Tenant of Rental or performance of any obligation of Tenant hereunder with knowledge of any breach by Landlord of any covenant of this Lease shall not be deemed a waiver of such breach, and payment of the same by Tenant shall be without prejudice to Tenant's right to pursue any applicable remedy against Landlord.

                                   ARTICLE 23
                             WAIVER OF TRIAL BY JURY

      Section 23.1. Waiver. The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease. If Landlord commences any summary proceeding against Tenant, then Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 24
                                    SERVICES

      Section 24.1. Passenger Elevators. Landlord, at Landlord's expense, shall provide passenger elevator service to the Premises on Business Days from 8:00 A.M. to 6:00 P.M. and have a passenger elevator subject to call at all other times.

      Section 24.2. Freight Elevators. Landlord, at Landlord's expense, shall provide freight elevator service by keeping one (1) freight elevator on call on a "first come, first served" basis on Business Days from 8:00 A.M. to 12:00 Noon, and from 1:00 P.M. to 4:00 P.M., and on a reservation, "first come, first served" basis from 4:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days. If Tenant uses the freight elevators serving the Premises between 4:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days, then Tenant shall pay Landlord, as additional rent for such use, an amount computed at the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates. Landlord shall not be required to furnish any freight elevator services during the hours from 4:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 P.M. on the day upon which such service is requested or by 2:00 P.M. of the last preceding Business Day if such periods are to occur on a day other than a Business Day. Landlord shall have the right to require Tenant to schedule Tenant's move of substantial Tenant's Property or materials for Alterations into or out of the Premises during the hours of 4:00 P.M. to 8:00 A.M. on Business Days, or at times on days other than Business Days, in which case Tenant shall pay to Landlord the charges for overtime freight elevator use as provided in this Section 24.2.

      Section 24.3. HVAC. Landlord, at Landlord's expense, shall furnish to the perimeter of the Premises (for distribution by Tenant within the Premises) through the HVAC System, when required for the comfortable occupancy of the Premises, HVAC, on a year round basis from 8:00 A.M. to 6:00 P.M. on Business Days. Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the HVAC System is in operation and the position of the sun so requires. If Landlord furnishes HVAC to the Premises at the request of Tenant at times other than 8:00 A.M. to 6:00 P.M. on Business Days (any such times other than during such hours on Business Days and Saturdays being referred to herein as "Overtime Periods"), then Tenant shall pay to Landlord additional rent for such services at the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such services are requested or by 2:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day.

      Section 24.4. Cleaning. Provided Tenant shall keep the Premises in order, Landlord, at Landlord's expense, shall cause the Premises, excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Exhibit "B" attached hereto and made a part hereof. Tenant shall pay to Landlord, promptly after Landlord's request, the cost of removal of refuse and rubbish from the Premises to the extent that such refuse and rubbish exceeds the amount thereof usually attendant to the use of the Premises as offices. Tenant, at Tenant's sole cost and expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly in a manner reasonably satisfactory to Landlord, and by Persons reasonably approved by Landlord. If Tenant performs any cleaning services in addition to the services provided by Landlord as aforesaid, then Tenant shall employ the cleaning contractor providing cleaning services to the Building on behalf of Landlord, provided that such cleaning contractor's rates are commercially reasonable. Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which Landlord imposes or which is required pursuant to any Requirements.

      Section 24.5. Water. Landlord, at Landlord's expense (but subject to recoupment pursuant to Article 2 hereof), shall provide to the Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes. If Tenant uses water for any purpose in addition to ordinary drinking, cleaning or lavatory purposes, then Landlord may install a water meter at Tenant's expense and thereby measure Tenant's water consumption for all such additional purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense. Tenant shall pay Landlord for water consumed as shown on said meter (to the extent the water consumed exceeds the amount which Tenant would have consumed for ordinary drinking, cleaning or lavatory purposes), as additional rent, calculated at the cost imposed on Landlord by the public utility. Tenant shall make such payment to Landlord not later than the tenth
(10th) day after the date when Landlord gives Tenant an invoice therefor. Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is imposed in connection with any such metered consumption.


                                   ARTICLE 25
                              INABILITY TO PERFORM

      Section 25.1. Unavoidable Delays. This Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired or excused, and Landlord shall not be in default in respect of Landlord's obligations hereunder, because (i) Landlord is unable to fulfill any of its obligations under this Lease by reason of any cause beyond Landlord's reasonable control, including, but not limited to, the impact of Requirements or the failure of the Building Systems, or (ii) Landlord stops any Building System by reason of accident or emergency, or for repairs, additions, replacements or improvements thereto (any such event being referred to as "Unavoidable Delays").

                                   ARTICLE 26
                                BILLS AND NOTICES

      Section 26.1. Means of Notice. Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications required or desired to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) addressed if to Tenant (a) at Tenant's address set forth in this Lease if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or if to Landlord at Landlord's address set forth in this Lease, Attn.: Glen
      J. Weiss, and with copies to (y) Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 (Attn: Lawrence J. Lipson, Esq.), and (z) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee or Lessor, or to such other address or addresses as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address or addresses for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it has been hand delivered, or three (3) Business Days from when it has been mailed as provided in this Article 26.

                                   ARTICLE 27
                                   VAULT SPACE

      Section 27.1. Outside of Premises. Notwithstanding anything to the contrary contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord.

                                   ARTICLE 28
                                    SECURITY

      Section 28.1. Cash Security Deposit. Subject to the terms of this Section 28.1, Tenant shall deposit with Landlord on the signing of this Lease an amount, in cash, equal to Fourteen Thousand Seven Hundred Fifty-One and 00/100 Dollars ($14,751.00) ("Cash Security Deposit"), as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided. If an Event of Default occurs and is continuing, then Landlord may apply the whole or any part of the Cash Security Deposit (i) to the payment of any Rental that then remains unpaid, or (ii) to any damages that Landlord incurs by reason of such Event of Default. If Landlord so applies any part of the Cash Security Deposit, then Tenant, upon demand, shall deposit with Landlord the cash amount so applied so that Landlord has the full amount of the required security at all times during the Term. Tenant shall not assign or encumber or attempt to assign or encumber the Cash Security Deposit. Nothing contained in this Section 28.1 limits Landlord's rights or remedies in equity, at law, or as otherwise set forth herein. Landlord shall return to Tenant the Cash Security Deposit (or the unapplied portion thereof, as the case may be) within thirty (30) days after Tenant performs all of the obligations of Tenant hereunder upon the expiration or earlier termination of the Term.

                                   ARTICLE 29
                                     BROKER

      Section 29.1. Commission. Each party represents and warrants to the other party that it has not dealt with any broker or Person acting as a broker, finder or salesperson in connection with this Lease. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person who has dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any Person who has dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this
Section 29.1 shall survive the expiration or earlier termination of the Term.

                                   ARTICLE 30
                                   INDEMNITY

      Section 30.1. Tenant's Indemnification of Landlord. Subject to Section 9.3 hereof, Tenant shall indemnify, defend and save the Landlord Indemnitees harmless from and against (a) all claims arising from damage to the Building or bodily injury of whatever nature made against the Landlord Indemnitees to the extent arising from any negligence or wilful misconduct of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Landlord Indemnitees arising from any act, omission, accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Premises (other than any such claim to the extent resulting from the negligence or wilful misconduct of Landlord, its contractors, licensees, agents, servants, employees, invitees or visitors), (c) all claim against the Landlord Indemnities arising from any subtenant, licensee or occupant of Tenant or the Premises and (d) all claims against the Landlord Indemnitees arising out of a Compliance Challenge. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.

      Section 30.2. Landlord's Indemnification of Tenant. Subject to Section 9.3 hereof, Landlord shall indemnify, defend and save the Tenant Indemnitees harmless from and against all claims against the Tenant Indemnitees to the extent arising from any damage to the Premises or any bodily injury resulting from the negligence or wilful misconduct of Landlord, its contractors, licensees, servants, employees, invitees or visitors. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant.

                                   ARTICLE 31
                              ADDITIONAL PROVISIONS

      Section 31.1. Not Binding Until Execution. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant have each executed and unconditionally delivered a fully executed copy of this Lease to the other.

      Section 31.2. Extent of Landlord's Liability. The obligations of Landlord under this Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Building or the Real Property, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder. The Landlord Indemnitees (other than Landlord) shall not be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the other Landlord Indemnitees. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the other Landlord Indemnitees in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. Landlord shall not have any liability to Tenant for any damage, loss or liability sustained by Tenant to the extent deriving from Tenant entrusting any property to any employee of Landlord or Landlord's agent.

      Section 31.3. Rent under Section 502(b)(7) of the Bankruptcy Code. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rental, shall constitute rent for the purposes of
Section 502(b)(6) of the Bankruptcy Code.

      Section 31.4. Survival. Tenant's liability for all items of Rental shall survive the Expiration Date.

      Section 31.5. No Recording. This Lease shall not be recorded.

      Section 31.6. Landlord's Consents and Approvals. Subject to the provisions of this Section 31.6, Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant (in respect of which Landlord agreed herein to not unreasonably withhold or delay such consent or approval), and Tenant agrees that its sole remedy shall be an action or proceeding to enforce the applicable provision or for specific performance, injunction or declaratory judgment. In the event of a determination that such consent or approval has been unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 31.6.

      Section 31.7. Merger; Written Supplements. This Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

      Section 31.8. Submission to Jurisdiction. Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (d) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State and County of New York.

      Section 31.9. Captions. The captions are inserted herein only for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

      Section 31.10. Parties Bound. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

      Section 31.11. Schedules and Exhibits. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.

      Section 31.12. Gender. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

      Section 31.13. Divisibility. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

      Section 31.14. Adjacent Excavation. If an excavation is made upon land adjacent to the Premises, or is authorized to be made, then Tenant, upon reasonable advance notice, shall afford to the person causing or authorized to cause such excavation a license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant shall continue to have access to the Premises.

      Section 31.15. Substituted Premises. At any time and from time to time during the term of this Lease, Landlord shall have the right to substitute for the Premises (for the purposes of this Section only, the Premises are referred to as the "Replaced Premises") other space in the Building (such other space being referred to as the "Substitute Premises") by written notice given to Tenant not later than sixty (60) days prior to the date set forth in said notice as the effective date (the "Substitution Date") for such substitution. Landlord's notice shall include a floor plan identifying the Substitute Premises, which Substitute Premises shall (i) have a rentable area equal to or greater than the Replaced Premises and (ii) shall be similar thereto in configuration. Tenant shall vacate the Replaced Premises and surrender the same to Landlord on or before the Substitution Date. Promptly after Tenant enters into occupancy of the Substitute Premises and provided Tenant is not then in default under the terms or conditions of this Lease, Landlord shall reimburse Tenant for any reasonable moving expenses and for any other reasonable costs and expenses incurred by Tenant in duplicating in the Substitute Premises the Alterations previously made by Tenant in the Replaced Premises. From and after the Substitution Date, the term "Premises" shall mean the Substitute Premises for all purposes hereunder.

      Section 31.16. United Nations Plaza. Nothing herein shall be construed to confer upon Tenant any right in or to the use of the apartment tower known as 860 United Nations Plaza, now erected over the westerly end of the Building as a section of said structure ("860 United Nations Plaza") or the appurtenant air space or the apartment tower known as 870 United Nations Plaza, now erected over the westerly end of the Building as a section of said structure ("870 United Nations Plaza") or the appurtenant air space or in or to the use of any entrance, lobby or other facility situated within the Land and/or the Building and which exclusively serves 860 United Nations Plaza and/or 870 United Nations Plaza.

                                   ARTICLE 32
                             NOTICE AND APPROVAL BY
                               SECRETARY OF STATE

            The parties acknowledge that the effectiveness of this Lease is expressly subject to the terms of the Foreign Missions Act of 1982, as amended, and regulations issued pursuant thereto, including, without limitation, (i) notification to the Secretary of State of the United States (the "Secretary"), the Director of the Office of Foreign Missions (the "Director") or any person designated by either of the foregoing to receive such notification, that Tenant proposes to enter into this Lease, (ii) the failure of the Secretary, the Director or such other person to disapprove the same within sixty (60) days after receipt of such notification by the office of the addressee, and (iii) if Landlord so elects, Landlord's receipt from the Office of the Secretary, the Director or such designee, in recordable form, of written Authority to Proceed Without Objection to this Lease. Upon satisfaction of the foregoing conditions
(i) and (ii), and, if Landlord so desires, condition (iii), this Lease, without further action by either party hereto, shall be deemed in full force and effect as of the Commencement Date. Tenant agrees to immediately notify the Secretary, the Director or any person designated by either of them of the execution of this Lease by Tenant and to request said written Authority to Proceed Without Objection. In the case of Tenant's failure to do so, Tenant hereby authorizes Landlord as Tenant's agent, in the name of and on behalf of Tenant, to give such notice and make such request to the Secretary, Director or other authorized person.

                                   ARTICLE 33
                          WAIVER OF IMMUNITY,WAIVER OF
                    INVIOLABILITY AND CONSENT TO JURISDICTION

      Section 33.1. Representation. Tenant represents and warrants that this Lease and the rental transaction contemplated hereunder is a commercial rather than a public or governmental act, and that it is not entitled to claim immunity from legal proceedings with respect to itself or any property of itself on the grounds of sovereignty or otherwise under any law or in any jurisdiction where any action may be brought for enforcement of its obligations hereunder.

      Section 33.2. Waiver.

To the extent that Tenant has now or may acquire such, Tenant hereby irrevocably waives, in respect of its obligations under this Lease, (i) immunity from the jurisdiction of any court (including but not limited to the courts of the United States or any State thereof), and (ii) immunity of its revenues, assets or properties (whether commercial or non-commercial) (A) from execution upon, attachment in aid of execution upon, and attachment prior to, a judgment of any such court, (B) from setoff and (C) from any other legal action or proceeding taken to enforce any obligation or liability of Tenant arising, directly or indirectly, out of or relating to this Lease. In addition, to the extent not prohibited by the laws of the United States or international law, Tenant hereby irrevocably waives, in respect of its obligations under this Lease, "mission inviolability" as same has been interpreted under the Vienna Convention on Diplomatic Relations, 23 U.S.T. 3227.

      Section 33.3. Disputes.

      Tenant and Landlord acknowledge and agree that all disputes arising, directly or indirectly, out of or relating to this Lease and all actions to enforce this Lease may be dealt with and adjudicated in the courts of the United States of America or the State of New York, as Landlord may elect, and, by execution of this Lease, Tenant hereby expressly and irrevocably accepts for itself and, to the extent permitted by law, in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Lease or in any action to enforce this Lease. So far as is permitted under applicable law, this consent to personal jurisdiction by Tenant shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Article 33, or as otherwise permitted by law shall be necessary in order to confer jurisdiction upon the person of Tenant in any such court.

      Section 33.4. Venue, etc. Provided that service of process is effected upon Tenant in one of the manners hereinafter specified in this Lease or as otherwise permitted by Law, Tenant hereby irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (i) any objection which it may now or hereafter have to the laying of venue or any suit, action or proceeding relating, directly or indirectly, to this Lease in the State of New York (ii) any claim that the State of New York is not a convenient forum for any such suit, action or proceeding and (iii) any claim that it is not personally subject to the jurisdiction of the above named courts. Provided that service of process is effected upon Tenant in one of the manners specified in this Article 33 or as otherwise permitted by law, Tenant agrees that final judgment from which Tenant has not or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Tenant and may, to the fullest extent permitted by applicable law, be enforced in the courts of any state or any federal court and in any other courts to the jurisdiction of which Tenant is subject, including the courts of Angola, by a suit upon such judgment and that Tenant will not assert any defense, counterclaim, or set off in any such suit upon such judgment.


      Section 33.5. Appointment of Agent In the case of the courts of the United States of America and the State of New York, (a) Tenant hereby designates, appoints and empowers [ ] , Esq., Messrs.[ ], New York, New York ("Tenant's Agent") and (b) Landlord hereby designates, appoints and empowers Lawrence J. Lipson, Esq., Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, as their respective authorized agents to accept and acknowledge for and on their respective behalf service of process in any legal action or proceeding of the nature referred to in this Lease, but for no other purpose. Tenant acknowledges that the provisions of this Section 33.5 and the provisions of Section 33.7, below, constitute a "special arrangement for service" within the meaning of 28 USC ss.1608.

      Section 33.6. Further Assurances.

      Tenant shall have Tenant's Agent execute all documents and affidavits reasonably necessary to insure that (i) the designation and appointment of Tenant's Agent as such shall be irrevocable until one year after the date upon which the term of this Lease, including any extension thereof, expires and (ii) Tenant's Agent shall not cease to act as the agent for service unless and until, in either case, another agent for such purpose reasonably satisfactory to Landlord shall have been irrevocably designated and appointed and Tenant shall have delivered to Landlord or any of its successors or assigns, evidence in writing of such other agent's acceptance of such appointment. Any attempt by Tenant's Agent to cease to so act shall be ineffective and without force or effect unless the foregoing provisions of this Section 32.6 shall be complied with.

      Section 33.7. Service of Process.

      Tenant hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Lease either by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested to (i) Tenant at the address set forth on page 1 of this Lease, if mailed prior to the Commencement Date and thereafter at the Premises and (ii) to Tenant's Agent at the address set forth in Section 32.5. Service shall be deemed completed ten (10) days after delivery thereof to such party served. Tenant irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (i) shall be deemed in every respect effective service of process upon Tenant in any such suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal, delivery to Tenant. Copies of any process or other papers served on Tenant's Agent shall be forwarded promptly to Tenant but failure to do so shall have no effect on the effectiveness of such service on Tenant's Agent. Tenant undertakes to enter an unconditional appearance within thirty (30) days after the completion of such service.

      Section 33.8. Filings.

      Tenant agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of New York, in order to make effective (a) the appointment of Tenant's Agent, (b) the consent of Tenant to jurisdiction of the state courts of New York and the federal courts sitting in New York and (c) any other provisions of this Article 32.

      Section 33.9. Landlord's Right Not Limited.

      Nothing in this Article 33 shall affect the right of Landlord to serve process in any other manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings against Tenant in the courts of any jurisdiction or jurisdictions.

      Section 33.10. Survival.

      The provisions of this Article 32 shall survive termination of this Lease for the purpose of any suits, action or proceedings arising directly or indirectly, out of or relating to this Lease or any action to enforce this Lease.

                                   ARTICLE 34

      Section 34.1. OFAC Compliance.

            (A) Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of Requirements, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by Requirements or Tenant is in violation of Requirements.

            (B) Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof.

            (C) Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time during the Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.


            (D) Tenant shall provide documentary and other evidence of Tenant's identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant's identity or to comply with any Requirements.

      IN WITNESS WHEREOF, Initial Landlord and Initial Tenant have duly executed and delivered this Agreement of Lease as of the day and year first above written.


      866 U.N. PLAZA ASSOCIATES LLC, Landlord

            By: Vornado Shenandoah Holdings, LLC, sole member

                  By: Vornado Realty L.P., managing member

                       By: Vornado Realty Trust, general partner


                                         By:
                                             -----------------------------------
                                             David R. Greenbaum, President -
                                             New York Office Division




      XL GENERATION AG, Tenant


      By:
          ------------------------------
          Name:
          Title:

STATE OF                                 )
         --------------------------------
                                         : ss.:
COUNTY OF                                )
         --------------------------------


On the _____ day of _________________, in the year 2005, before me, the undersigned personally appeared ________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                         --------------------------------------
                                         Notary Public

                                   EXHIBIT "A"

                                   DEFINITIONS

The following definitions shall apply for purposes of this Lease:

"Affiliate" shall mean a Person which (1) Controls, (2) is under the Control of, or (3) is under common Control with, the Person in question.

"Alterations" shall mean alterations, installations, improvements, additions or other physical changes (other than decorations) in or about the Premises performed by Tenant or any Person claiming by, through or under Tenant.

"Annual Building Energy Statement" shall mean a statement in reasonable detail setting forth (x) a comparison of the Building Energy Costs for an Energy Year with the Base Building Energy Costs, and (y) the amount of the Building Energy Payment.

"Applicable Rate" shall mean the lesser of (x) two (2) percentage points in excess of the then current Base Rate, and (y) the maximum rate permitted by applicable law.

"Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of The City of New York for the purpose of calculating all or any portion of the Taxes.

"Assignment Profit" shall mean all consideration payable to Tenant, directly or indirectly, by any assignee, or any other amount received by Tenant from or in connection with any assignment of this Lease (including, but not limited to, sums paid (x) for the sale or rental, or consideration received on account of any contribution, of Tenant's Property, or (y) in connection with a Recapture Assignment) after deducting therefrom: (i) in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such assignment, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any real property transfer tax of the United States or the City or State of New York (other than any income tax), (iv) any sums paid by Tenant to Landlord pursuant to Section 12.2 hereof, (v) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Premises for such assignment, as determined by Tenant's federal income tax returns, (vi) the unamortized or undepreciated cost of any Tenant's Property leased to and used by such assignee, and (vii) the then unamortized or undepreciated cost of the Alterations determined on the basis of Tenant's federal income tax returns. If the consideration paid to Tenant for any assignment is paid in installments, then the expenses specified above shall be amortized over the period during which such installments are paid.

"Assignment Statement" shall have the meaning set forth in Section 12.8 hereof.

"Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

"Base Building Energy Costs" shall mean the Building Energy Costs for the Base Energy Year.

"Base Electric Rate" shall mean the electric rate as of the date hereof.

"Base Energy Year" shall mean the calendar year 2006.

"Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "prime lending rate").

"Base Taxes" shall mean the quotient obtained by dividing (i) the Taxes payable for the Tax Year commencing on July 1, 2005, and ending on June 30, 2007, by
(ii) two (2).

"Base Wage Rate" shall mean the Wage Rate in effect on December 31, 2006.

"Broker" shall have the meaning set forth in Section 29.1 hereof.

"Building" shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the real property known by the street address of 866 U.N. Plaza, New York, New York, New York, New York.

"Building Energy Payment" shall mean, with respect to any Energy Year, the product obtained by multiplying (x) the excess of Building Energy Costs for such Energy Year over the Base Building Energy Costs, by (y) Tenant's Energy Share.

"Building Energy Statement" shall mean an Annual Building Energy Statement or an Estimated Building Energy Statement.

"Building Systems" shall mean the service systems of the Building, including, without limitation, the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, and life-safety systems of the Building.

"Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed as legal holidays by (i) either of the governments of the State of New York or the United States, and (ii) the labor unions serving the Building.

"Cash Security Deposit" shall have the meaning set forth in Section 28.1 of the Lease.

"Commencement Date" shall mean September 15, 2005. Landlord shall deliver the Premises to Tenant on the Commencement Date with Landlord's Work Substantially Complete.

"Comparison Year" shall mean each calendar year subsequent to the calendar year 2006.

"Compliance Challenge" shall have the meaning set forth in Section 6.3 hereof.

"Control" shall mean direct or indirect ownership, of (x) more than fifty percent (50%) of the outstanding voting stock of a corporation, or (y) more than fifty percent (50%) of the equity interests in any other form of entity, and, in either case, the possession, directly or indirectly, of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

"Decorative Alterations" shall mean Alterations that constitute merely decorative changes to the Premises (such as, for example, the installation of carpeting or other customary floor coverings or painting or the installation of customary wall coverings) that in each case do not involve electrical or plumbing connections

"Deficiency" shall have the meaning set forth in Section 16.3 hereof.

"Disbursement Request" shall have the meaning set forth in Section 4.12 hereof.

"Electricity Inclusion Factor" shall have the meaning set forth in Section 13.2 hereof.

"Electric Rate" shall have the meaning set forth in Section 13.2 hereof.

"Electricity Statement" shall have the meaning set forth in Section 13.2 hereof.

"Energy Year" shall mean each calendar year following the Base Energy Year.

"Escalation Rent" shall mean the Tax Payment and the Porters Wage Payment.

"Estimated Building Energy Statement" shall mean a statement, in reasonable detail, setting forth Landlord's reasonable estimate of the Building Energy Payment for a particular Energy Year.

"Event of Default" shall have the meaning set forth in Section 15.1 hereof.

"Excluded Amounts" shall mean (w) any taxes imposed on Landlord's income, (x) estate or inheritance taxes imposed on Landlord, (y) franchise taxes imposed on Landlord, and (z) any other similar taxes imposed on Landlord.

"Expiration Date" shall mean the Fixed Expiration Date or such earlier date when the term of this Lease ends pursuant to the terms of this Lease or pursuant to law.

"Fixed Expiration Date" shall mean September 14, 2008.

"Fixed Rent" shall have the meaning set forth in Section 1.2 hereof.

"Full Value " shall have the meaning set forth in Section 13.2 hereof.

"Governmental Authority" shall mean the United States of America, the State of New York, The City of New York, any political subdivision of any of the foregoing and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi- governmental authority, in each case now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

"HVAC" shall mean heat, ventilation and air conditioning.

"HVAC Systems" shall mean the Building Systems providing HVAC.

"Initial Alterations" shall mean the Alterations which Tenant performs before occupying the Premises initially for the conduct of business.

"Initial Landlord" shall have the meaning set forth in the introductory paragraph hereof.

"Initial Monthly Building Energy Amount" shall have the meaning set forth in
Section 2.5 hereof.

"Initial Monthly Porters Wage Amount" shall have the meaning set forth in
Section 2.4 hereof.

"Initial Monthly Tax Amount" shall have the meaning set forth in Section 2.2 hereof.

"Initial Tenant" shall have the meaning set forth in the introductory paragraph hereof.

"Insolvency Events" shall have the meaning set forth in Section 15.1 hereof.

"Landlord", on the date as of which this Lease is made, shall mean Initial Landlord, but thereafter, "Landlord" shall mean only the fee owner of the Real Property, or if there exists a Superior Lease, the lessee thereunder.

"Landlord Indemnitees" shall mean Landlord, the partners comprising Landlord and its and their partners, shareholders, officers, directors, and employees.

"Landlord's Costs" shall have the meaning set forth in Section 17.1 hereof.

"Landlord's Engineer" shall have the meaning set forth in Section 13.2 hereof.

"Landlord's Work" shall have the meaning set forth in Section 18.1 of the Lease.

"Liability Policy" shall have the meaning set forth in Section 9.1 hereof.

"Lessor" shall mean a lessor under a Superior Lease.

"Local 32B" shall mean Local 32B-32J of the Service Employees International Union, AFL-CIO, or its successor, or if there shall be no successor, then any other union representing employees employed at the Building and performing similar services.

"Long Lead Work" shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery of such item will need to be reshipped or redelivered or repaired so that, in Landlord's reasonable judgment, the item in question cannot be completed when the standard items are completed even though the items of Long Lead Work in question are (1) ordered together with the other items required and
(2) installed or performed (after the manufacture or fabrication thereof) in order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice. In addition, Long Lead Work shall include any standard item, which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence.

"Maximum Capacity" shall have the meaning set forth in Section 13.1 hereof.

"Maximum Disbursement Amount" shall have the meaning set forth in Section 4.12 hereof.

"Monthly Building Energy Deficiency" shall have the meaning set forth in Section
2.5 hereof.

"Monthly Building Energy Surplus" shall have the meaning set forth in Section
2.5 hereof.

"Monthly Porters Wage Deficiency" shall have the meaning set forth in Section
2.4 hereof.

"Monthly Porters Wage Surplus" shall have the meaning set forth in Section 2.4 hereof.

"Monthly Tax Deficiency" shall have the meaning set forth in Section 2.2 hereof.

"Monthly Tax Surplus" shall have the meaning set forth in Section 2.2 hereof.

"Mortgage" shall mean any trust indenture or mortgage which now or hereafter affects the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements of such indenture or mortgage, and substitutions therefor.

"Mortgagee" shall mean any holder of a Mortgage.

"Operation of the Property" shall mean the maintenance, operation, repair and management of the Real Property and the curbs, sidewalks and areas adjacent thereto.

"Overtime Periods" shall have the meaning set forth in Section 24.3 hereof.

"Person" shall mean any natural person, a partnership, a corporation and any other form of business or legal association or entity.

"Porters" shall mean the classification of employees engaged in the general maintenance and operation of Class A office buildings most nearly comparable to the classification now applicable to porters in the current agreement between R.A.B. and Local 32B (which classification is currently termed "others" in said agreement).

"Porters Wage Factor" shall mean two thousand six hundred eighty-two (2,682).

"Porters Wage Payment" shall mean the amount obtained by multiplying (i) the Porters' Wage Factor, by (ii) the amount by which the Wage Rate in effect on January 1 of a Comparison Year exceeds the Base Wage Rate.

"Porters Wage Statement" shall mean a written statement furnished by Landlord to Tenant setting forth the Porters Wage Payment.

"Premises" shall mean the portions of the fifth (5th) floor of the Building as set forth on the floor plans attached hereto as Schedule "1" and made a part hereof.

"Qualified Accountant" shall mean an independent firm of certified public accountants, provided that such firm is one of the so-called "big-six" accounting firms or, if at such time there is no group of accounting firms commonly referred to as "big-six", then a nationally recognized firm of at least one hundred fifty (150) partners or principals who are certified public accountants.

"Qualified Alterations" shall have the meaning set forth in Section 4.1 hereof.

"R.A.B." shall mean the Realty Advisory Board on Labor Relations, Incorporated, or its successor.

"Real Property" shall mean the Building, together with the plot of land upon which it stands.

"Recapture Assignment" shall have the meaning set forth in Section 12.10 hereof.

"Recapture Sublease" shall have the meaning set forth in Section 12.10 hereof.

"Recapture Termination" shall have the meaning set forth in Section 12.10 hereof.

"Rent Commencement Date" shall mean, subject to Section 21.1 hereof, the same numerical day as the Commencement Date that occurs in the month thereafter.

"Rent Per Square Foot" shall mean the quotient obtained by dividing (x) the sum of the then Fixed Rent, Escalation Rent and Electricity Additional Rent, by (y) the Space Factor.

"Rental" shall mean Fixed Rent, Escalation Rent, all additional rent and any other sums payable by Tenant hereunder.

"Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders of all Governmental Authorities and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or any portion thereof, or any street, avenue or sidewalk comprising a part thereof or adjacent thereto, or any vault in or under the Real Property.

"Rules and Regulations" shall mean the rules and regulations attached hereto as Schedule "2" and made a part hereof, and such other and further rules and regulations as Landlord may from time to time adopt as provided in Article 8 hereof.

"Space Factor" shall mean two thousand six hundred eighty-two (2,682), as the same may be decreased pursuant to the terms hereof.

"Specialty Alterations" shall mean Alterations which (i) affect the structure of the Building, (ii) affect any Building Systems, (iii) establish a connection between any portions of the Premises which are not contiguous or are not on the same floor of the Building (such as staircases, dumbwaiters, and pneumatic tubes), (iv) constitute Alterations made to accommodate Tenant's particular technical installations (such as raised flooring for computer installations),
(v) constitute vaults or libraries, or (vi) constitute or require floor reinforcement.

"Sublease" means any sublease, sub-sublease, occupancy agreement, license or other similar agreement (i) that grants to any other party the right to occupy or use the Premises or any part thereof, and (ii) in respect of which Tenant, or any other Person claiming by, through or under Tenant, is the sublessor, grantor or licensor thereunder.

"Sublease Expenses" shall mean, in connection with a Sublease, (i) in the event of a sale of Tenant's Property, the then unamortized or undepreciated cost thereof deter mined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses incurred by Tenant in connection with making such Sublease, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any sums paid to Landlord pursuant to Section 12.2 hereof, (iv) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Premises for such Sublease, and (v) the unamortized or undepreciated cost of any Tenant's Property leased under such Sublease. In determining Sublease Rent, (a) the costs described in clauses (ii), (iii) and (iv) above shall be amortized on a straight-line basis over the term of such Sublease, and (b) the costs in clause (v) above shall be amortized on a straight-line basis over the greater of the longest useful life of such improvements, alterations or Property (as permitted pursuant to the Internal Revenue Code of 1986, as amended) and the term of such Sublease.

"Sublease Profit" shall mean the product obtained by multiplying (x) the excess of (A) the Sublease Rent Per Square Foot, over (B) the Rent Per Square Foot, by
(y) the number of rentable square feet covered by the Sublease in question.

"Sublease Rent" shall mean the excess of (a) any rent or other consideration paid by the subtenant, grantee or occupant under any Sublease (including, but not limited to, (x) sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property, (y) sums paid in connection with the supply of electricity or HVAC, or (z) sums paid in connection with a Recapture Sublease), over (b) the Sublease Expenses.

"Sublease Rent Per Square Foot" shall mean the quotient obtained by dividing (x) the Sublease Rent, by (y) the number of rentable square feet covered by the Sublease in question.

"Sublease Statement" shall have the meaning set forth in Section 12.6 hereof.

"Subsequent Monthly Building Energy Amount" shall have the meaning set forth in
Section 2.5 hereof.

"Subsequent Monthly Porters Wage Amount" shall have the meaning set forth in
Section 2.4 hereof.

"Subsequent Monthly Tax Amount" shall have the meaning set forth in Section 2.2 hereof.

"Substantial Completion" or "Substantially Completed" or words of similar import shall mean that the applicable work has been substantially completed, it being agreed that such work shall be deemed substantially complete notwithstanding that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed. Nothing contained herein to the contrary, Substantial Completion shall be deemed to occur even if Long Lead Work remains to be performed.

"Substitute Premises" shall have the meaning set forth in Section 31.15 hereof.

"Substitution Date" shall have the meaning set forth in Section 31.15 hereof.

"Superior Lease" shall mean a ground or underlying lease of the Real Property or the Building and all renewals, extensions, supplements, amendments and modifications thereof.

"Taxes" shall have the meaning set forth in Section 2.1 hereof.

"Tax Payment" shall mean, with respect to any Tax Year, the product obtained by multiplying (x) the excess of Taxes for such Tax Year over Base Taxes, by (y) Tenant's Tax Share.

"Tax Statement" shall mean a statement in reasonable detail setting forth (x) a comparison of the Taxes for a Tax Year with the Base Taxes, and (y) the amount of the Tax Payment.

"Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

"Tenant," on the date as of which this Lease is made, shall mean Initial Tenant, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that Initial Tenant and any assignee of this Lease shall not be released from liability hereunder in the event of any assignment of this Lease.

"Tenant Indemnitees" shall mean Tenant and its shareholders, partners, directors, officers, and employees.

"Tenant Party" shall mean Tenant and any Person which (x) previously constituted Tenant hereunder, and (y) assigned its interest as tenant hereunder without Landlord's consent pursuant to Section 12.4 hereof.

"Tenant's Energy Share" shall mean Seventy-Seven Hundredths of one percent (.77%), as the same may be increased or decreased pursuant to the terms hereof.

"Tenant's Engineer" shall have the meaning set forth in Section 13.2 hereof.

"Tenant's Property" shall mean Tenant's personal property, including, without limitation, furniture, furnishings and equipment.

"Tenant's Specific Use" shall have the meaning set forth in Section 6.1 hereof.

"Tenant's Tax Share" shall mean Seventy-Seven Hundredths of one percent (.77%), as the same may be increased or decreased pursuant to the terms hereof.

"Term" shall mean a term which commences on the Commencement Date and expires on the Expiration Date.

"Third Engineer" shall have the meaning set forth in Section 13.2 hereof.

"Wage Rate" shall have the meaning set forth in Section 2.1 hereof.

                                   EXHIBIT "B"

                             CLEANING SPECIFICATIONS

GENERAL CLEANING:

NIGHTLY (ON BUSINESS DAYS)

General Offices:

1.    All hardsurfaced flooring to be swept using approved dustdown preparation.

2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

3.    Hand dust and wipe clean all furniture, fixtures and window sills.

4.    Empty and clean all ash trays and screen all sand urns.

5.    Empty and clean all waste disposal cans and baskets.

6.    Wash clean all water fountains and coolers.

      Public Lavatories (Base Building):

1.    Sweep and wash all floors, using proper disinfectants.

2.    Wash and polish all mirrors, shelves, bright work and enameled surfaces.

3.    Wash and disinfect all basins, bowls and urinals.

4.    Wash all toilet seats.

5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

6.    Empty paper receptacles and remove wastepaper.

7. Fill and clean all soap, towel and toilet tissue dispensers as needed, supplies therefore to be furnished by Landlord at a reasonable charge to Tenant. If the Premises consists of a part of a rentable floor, said charge to Tenant shall be that portion of a reasonable charge for such supplies that is reasonably allocable to Tenant.

8.    Empty and clean sanitary disposal receptacles.

WEEKLY:

1. Vacuum clean all carpeting and rugs.

2. Dust all door louvres and other ventilating louvres within a person's reach.

3. Wipe clean all brass and other bright work.

QUARTERLY:

High dust the Premises complete, including the following:

1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2. Dust clean all vertical surfaces, such as walls, partitions, doors and door bucks and other surfaces not reached in nightly cleaning.

3. Dust all pipes, ventilating and air-conditioning louvres, ducts, high mouldings and other high areas not reached in nightly cleaning.

4.       Dust all venetian blinds.

Wash exterior and interior of windows periodically, subject to weather conditions and requirements of law.

                                   SCHEDULE 1

                                    PREMISES

                                 (See Attached)

                                   SCHEDULE 2

                              RULES AND REGULATIONS

      (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls of the Building shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

      (2) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord.

      (3) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. Interior signs on doors and directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

      (4) The exterior windows and doors of the Premises shall not be covered or obstructed.

      (5) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other similar substances shall be deposited therein.

      (6) Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

      (7) Tenant shall not at any time bring in or keep upon, or permit to be brought in or kept upon, the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

      (8) No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by Tenant in or about the Premises or the Building.

      (9) Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on days other than Business Days all persons who do not present a pass to the Building approved by Landlord.

      (10) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      (11) Tenant shall keep the entrance door to the Premises closed at all times.

      (12) Landlord shall have the right to require that all messengers and other Persons delivering packages, papers and other materials to Tenant a) be directed to deliver such packages, papers and other materials to a Person designated by Landlord who will distribute the same to Tenant, or b) be escorted by a person designated by Landlord to deliver the same to Tenant.

      (13) Tenant shall cause Tenant's furniture, equipment, machines, cartons or other bulky material to be moved in or out of the Building using only the freight entrances to the Building, and the freight elevators.

      (14) Tenant shall not adjust or tamper with any controls for the HVAC System.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 DEFINITIONS, DEMISE, PREMISES, TERM, FIXED RENT......................1

      Section 1.1.      Definitions............................................1

      Section 1.2.      Demise.................................................1

      Section 1.3.      Fixed Rent.............................................1

      Section 1.4.      Partial Months.........................................1


ARTICLE 2 ESCALATION...........................................................2

      Section 2.1.      Certain Definitional Matters...........................2

      Section 2.2.      Tax Payment............................................3

      Section 2.3.      Tax Reduction Proceedings..............................3

      Section 2.4.      Porters Wage Payment...................................4

      Section 2.5.      Building Energy........................................5


ARTICLE 3 USE AND OCCUPANCY....................................................6

      Section 3.1.      Permitted Use..........................................6

      Section 3.2.      Limitations............................................6

      Section 3.3.      Advertising............................................6


ARTICLE 4 ALTERATIONS..........................................................6

      Section 4.1.      General................................................7

      Section 4.2.      Procedure for Alterations..............................7

      Section 4.3.      Permits and Insurance for Alterations..................7

      Section 4.4.      Financial Integrity....................................8

      Section 4.5.      Effect on Building.....................................8

      Section 4.6.      Time for Performance of Alterations; Rules.............8

      Section 4.7.      Removal of Alterations and Tenant's Property...........8

      Section 4.8.      Contractors; Architectural Supervision.................9

      Section 4.9.      Mechanics' Liens.......................................9

      Section 4.10.     Labor Conflicts........................................9

      Section 4.11.     Landlord's Expenses....................................9


ARTICLE 5 REPAIRS..............................................................9

      Section 5.1.      Landlord's Repairs.....................................9

      Section 5.2.      Tenant's Repairs.......................................9

      Section 5.3.      Limitations...........................................10

      Section 5.4.      Landlord's Obligation to Minimize Interference........10


ARTICLE 6 REQUIREMENTS OF LAW.................................................10

      Section 6.1.      Tenant's Obligation to Comply with Requirements.......10

      Section 6.2.      Landlord's Obligation to Comply with Requirements.....11

      Section 6.3.      Tenant's Right to Contest Requirements................11

      Section 6.4.      Rent Control..........................................11


ARTICLE 7 SUBORDINATION.......................................................12

      Section 7.1.      Subordination and Non- Disturbance....................12

      Section 7.2.      Attornment............................................12

      Section 7.3.      Tenant's Estoppel Certificate.........................13

      Section 7.4.      Rights to Cure Landlord's Default.....................13

      Section 7.5.      Zoning Lot............................................13


ARTICLE 8 RULES AND REGULATIONS...............................................14

      Section 8.1.      Adoption; Enforcement.................................14


ARTICLE 9 INSURANCE...........................................................14

      Section 9.1.      Tenant's Insurance....................................14

      Section 9.2.      Landlord's Insurance..................................15

      Section 9.3.      Waiver of Subrogation.................................15

      Section 9.4.      Evidence of Insurance.................................15


ARTICLE 10 CASUALTY...........................................................16

      Section 10.1.     Landlord's Obligation to Restore......................16

      Section 10.2.     Landlord's Termination Right..........................17

      Section 10.3.     Termination Rights at End of Term.....................17

      Section 10.4.     No Other Termination Rights...........................17


ARTICLE 11 EMINENT DOMAIN.....................................................18

      Section 11.1.     Effect of Condemnation................................18

      Section 11.2.     Condemnation Award....................................18

      Section 11.3.     Temporary Taking......................................19

ARTICLE 12 ASSIGNMENT, SUBLETTING, MORTGAGING.................................19

      Section 12.1.     General Limitation....................................19

      Section 12.2.     Landlord's Expenses...................................19

      Section 12.3.     No Release............................................20

      Section 12.4.     Certain Permitted Transfers...........................20

      Section 12.5.     Replacement Lease.....................................20

      Section 12.6.     Certain Rights to Sublease............................21

      Section 12.7.     Sublease Profit.......................................22

      Section 12.8.     Certain Rights to Assign..............................22

      Section 12.9.     Assignment Profit.....................................23

      Section 12.10.    Recapture Rights......................................23

      Section 12.11.    ......................................................24


ARTICLE 13 ELECTRICITY........................................................24

      Section 13.1.     Service...............................................24

      Section 13.2.     Electricity Additional Rent...........................24

      Section 13.3.     Termination of Electric Service.......................25


ARTICLE 14 ACCESS TO PREMISES.................................................26

      Section 14.1.     Ducts, Pipes and Conduits.............................26

      Section 14.2.     Access................................................26

      Section 14.3.     Keys..................................................26

      Section 14.4.     Building Changes......................................26


ARTICLE 15 DEFAULT............................................................27

      Section 15.1.     Events of Default.....................................27

      Section 15.2.     Termination...........................................28


ARTICLE 16 REMEDIES AND DAMAGES...............................................28

      Section 16.1.     Certain Remedies......................................28

      Section 16.2.     Certain Waivers.......................................29

      Section 16.3.     Damages...............................................29


ARTICLE 17 LANDLORD FEES AND EXPENSES.........................................30

      Section 17.1.     Landlord's Costs After Event of Default...............30

      Section 17.2.     Interest on Late Payments.............................31


ARTICLE 18 CONDITION OF PREMISES..............................................31

      Section 18.1.     No Representations....................................31


ARTICLE 19 END TERM...........................................................31

      Section 19.2      Condition of Premises at End of Term..................31


ARTICLE 20 QUIET ENJOYMENT....................................................32

      Section 20.1.     Landlord's Covenant...................................32


ARTICLE 21 POSSESSION.........................................................32

      Section 21.1.     Extent of Landlord's Liability........................32


ARTICLE 22 NO WAIVER..........................................................32

      Section 22.1.     No Surrender..........................................32

      Section 22.2.     No Waiver by Landlord.................................32

      Section 22.3.     No Waiver by Tenant...................................33


ARTICLE 23 WAIVER OF TRIAL BY JURY............................................33

      Section 23.1.     Waiver................................................33


ARTICLE 24 SERVICES...........................................................34

      Section 24.1.     Passenger Elevators...................................34

      Section 24.2.     Freight Elevators.....................................34

      Section 24.3.     HVAC..................................................34

      Section 24.4.     Cleaning..............................................34

      Section 24.5.     Water.................................................35


ARTICLE 25 INABILITY TO PERFORM...............................................35

      Section 25.1.     Unavoidable Delays....................................35


ARTICLE 26 BILLS AND NOTICES..................................................36

      Section 26.1.     Means of Notice.......................................36


ARTICLE 27 VAULT SPACE........................................................36

      Section 27.1.     Outside of Premises...................................36


ARTICLE 28 SECURITY...........................................................37

      Section 28.1.     Cash Security Depist..................................37

ARTICLE 29 BROKER.............................................................37

      Section 29.1.     Commission............................................37


ARTICLE 30 INDEMNITY..........................................................37

      Section 30.1.     Tenant's Indemnification of Landlord..................37

      Section 30.2.     Landlord's Indemnification of Tenant..................38


ARTICLE 31 ADDITIONAL PROVISIONS..............................................38

      Section 31.1.     Not Binding Until Execution...........................38

      Section 31.2.     Extent of Landlord's Liability........................38

      Section 31.3.     Rent under Section 502(b)(7) of the Bankruptcy Code...38

      Section 31.4.     Survival..............................................38

      Section 31.5.     No Recording..........................................38

      Section 31.6.     Landlord's Consents and Approvals.....................38

      Section 31.7.     Merger; Written Supplements...........................39

      Section 31.8.     Submission to Jurisdiction............................39

      Section 31.9.     Captions..............................................39

      Section 31.10.    Parties Bound.........................................39

      Section 31.11.    Schedules and Exhibits................................39

      Section 31.12.    Gender................................................40

      Section 31.13.    Divisibility..........................................40

      Section 31.14.    Adjacent Excavation...................................40

      Section 31.15.    Substituted Premises..................................40

      Section 31.16.    United Nations Plaza..................................40


ARTICLE 32 NOTICE AND APPROVAL BY SECRETARY OF STATE..........................41


ARTICLE 33 WAIVER OF IMMUNITY,WAIVER OF INVIOLABILITY AND
           CONSENT TO JURISDICTION............................................41

      Section 33.1.     Representation........................................41

      Section 33.2.     Waiver................................................41

      Section 33.3.     Disputes..............................................42

      Section 33.4.     Venue, etc............................................42

      Section 33.5.     Appointment of Agent..................................42

      Section 33.6.     Further Assurances....................................43

      Section 33.7.     Service of Process....................................43

      Section 33.8.     Filings...............................................43

      Section 33.9.     Landlord's Right Not Limited..........................43

      Section 33.10.    Survival..............................................44


ARTICLE 34....................................................................44

      Section 34.1.     OFAC Compliance.......................................44


EXHIBIT A - DEFINITIONS
EXHIBIT B - CLEANING SPECIFICATIONS
SCHEDULE 1 - PREMISES
SCHEDULE 2 - RULES AND REGULATIONS

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